UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Spectrum Brands Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SPECTRUM BRANDS HOLDINGS, INC.

3001 Deming Way

Middleton, WI 53562

December 23, 2014

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to join us for our annual meeting of stockholders on Tuesday, January 27, 2015. The meeting will be held at 11:30 a.m., local time, at the offices of Spectrum Brands Holdings’ United Kingdom headquarters, Regent Mill, Fir Street, Failsworth, Manchester M35 0HS, England.

This year you will be asked to vote on the following proposals:

(1)	the election of three Class II directors to the Board of Directors for a three-year term; and

(2)	the ratification of the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for our 2015 fiscal year.

The Board of Directors recommends a vote FOR proposals 1 and 2. These proposals are described in the attached proxy statement, which you are encouraged to read fully. We will also consider any additional business that may be properly brought before the annual meeting. The Board of Directors has fixed December 15, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only holders of record of shares of common stock of Spectrum Brands Holdings, Inc. at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting. At the close of business on the record date, Spectrum Brands Holdings, Inc. had 53,179,167 shares of common stock outstanding and entitled to vote.

If you wish to attend the annual meeting in person, you must reserve your seat by January 20, 2015 by contacting our Investor Relations at (608) 275-3340. Additional details regarding requirements for admission to the annual meeting are described in the proxy statement under the heading “Voting in Person”. Your vote is important and it is important that your shares be represented at the annual meeting. To ensure that your shares are represented at the annual meeting, whether or not you plan to attend, please vote by proxy using the Internet or the telephone, or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided. Stockholders of record who attend the annual meeting may revoke their proxies and vote in person at the annual meeting, if they wish to do so. We appreciate your continued support.

Sincerely,

David R. Lumley
Chief Executive Officer & President

SPECTRUM BRANDS HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Spectrum Brands Holdings, Inc.:

The annual meeting of the stockholders of Spectrum Brands Holdings, Inc. (the “Annual Meeting”) will be held on Tuesday, January 27, 2015 at 11:30 a.m., local time, at the offices of Spectrum Brands Holdings’ United Kingdom headquarters, Regent Mill, Fir Street, Failsworth, Manchester M35 0HS, England, for the following purposes:

(1)	to elect three Class II directors to the Board of Directors for a three-year term expiring at the 2018 annual meeting; and

(2)	to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on September 30, 2015.

All stockholders of record as of December 15, 2014 will be entitled to vote at the Annual Meeting, whether in person or by proxy. If you are a stockholder of record you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting. If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting. If you wish to attend the Annual Meeting in person, you must reserve your seat by January 20, 2015 by contacting our Investor Relations at (608) 275-3340. Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “Voting in Person”.

If you choose to vote by proxy you may do so by using the Internet or the telephone, or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided. Whichever method you use to vote by proxy, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, your proxy, whether given by the Internet, the telephone, or mailing the proxy card, should be received by 5:00 p.m., Central time, on January 26, 2015. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors. If your shares are held on your behalf by a bank, broker, or other nominee, the proxy statement accompanying this notice will provide additional information on how you may vote your shares. Stockholders of record who attend the Annual Meeting may revoke their proxies and vote in person at the Annual Meeting, if they wish to do so.

By Order of the Board of Directors,

Nathan E. Fagre Senior Vice President, General Counsel and Secretary

3001 Deming Way

Middleton, WI 53562

December 23, 2014

PROPOSAL 1: ELECTION OF DIRECTORS	58

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015	59

OTHER MATTERS	60

COMMUNICATIONS WITH THE BOARD	60

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING	60

ANNUAL REPORT AND FORM 10-K	61

SPECTRUM BRANDS HOLDINGS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JANUARY 27, 2015

ABOUT THE ANNUAL MEETING

We are furnishing this proxy statement to stockholders of record of Spectrum Brands Holdings, Inc. (“Spectrum” or the “Company”) in connection with the solicitation of proxies for use at the annual meeting of stockholders to be held on Tuesday, January 27, 2015 at 11:30 a.m., local time, at the offices of Spectrum Brands Holdings’ United Kingdom headquarters, Regent Mill, Fir Street, Failsworth, Manchester M35 0HS, England, and at any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Annual Meeting of Stockholders (the “Annual Meeting Notice”), this proxy statement, the accompanying proxy card, and an Annual Report to stockholders for the fiscal year ended September 30, 2014 (the “Annual Report”) containing financial statements and other information of interest to stockholders are expected to be first mailed to stockholders on or about January 2, 2015.

Matters to be Voted Upon at the Annual Meeting

At the Annual Meeting you will be voting on the following proposals:

1.	to elect three Class II directors to the Board of Directors for a three-year term expiring at the 2018 annual meeting; and

2.	to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on September 30, 2015 (“Fiscal 2015”).

You will also be voting on such other business as may properly come before the meeting or any adjournment thereof.

Recommendations of Our Board of Directors

Our Board of Directors recommends that you vote your shares as follows:

1.	FOR the election of three Class II directors to the Board of Directors for a three-year term expiring at the 2018 annual meeting (PROPOSAL 1); and

2.	FOR the ratification of the appointment by the Board of Directors of KPMG LLP as our independent registered public accounting firm for Fiscal 2015 (PROPOSAL 2).

Stockholders Entitled to Vote at the Meeting

Stockholders of Record

Only stockholders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), as of December 15, 2014 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. You are considered the stockholder of record with respect to your shares if your shares are registered directly in your name with Computershare Shareowner Services, the Company’s stock transfer agent. If you are a stockholder of record, you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting. If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting, which will be held at 11:30 a.m., local time, at the offices of Spectrum Brands Holdings’ United Kingdom headquarters, Regent Mill, Fir Street, Failsworth, Manchester M35 0HS, England.

If you choose to vote by proxy you may do so by using the Internet, the telephone, or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided. Whichever method you use to vote by proxy, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, your proxy, whether given by the Internet, the telephone, or by mailing the proxy card, should be received by 5:00 p.m., Central time, on January 26, 2015. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

On the Record Date, there were 53,179,167 shares of Common Stock issued and outstanding, constituting all of our issued and outstanding voting securities. Stockholders of record are entitled to one vote for each share of Common Stock they held as of the Record Date.

Shares Held with a Bank, Broker, or Other Nominee

If your shares are held in an account with a bank, broker, or another third party that holds shares on your behalf, referred to herein as a “nominee,” then you are considered the “beneficial owner” of these shares, and your shares are referred to as being held in “street name.” If you hold your shares in “street name,” you must vote your shares in the manner provided for by your bank, broker, or other nominee. Your bank, broker, or other nominee has enclosed or provided a voting instruction card with this proxy statement for you to use in directing the bank, broker, or other nominee how to vote your shares.

If your shares are held by a bank, broker, or other nominee, they may not be voted or may be voted contrary to your wishes if you do not provide your bank, broker, or other nominee with instructions on how to vote your shares. Brokers, banks, and other nominees have the authority under the rules of the New York Stock Exchange (“NYSE”) to vote shares held in accounts by their customers in the manner they see fit, or not at all, on “routine” matters if their customers do not provide them with voting instructions. Proposal 1 is not considered to be a routine matter, but Proposal 2 is considered to be a routine matter. When a proposal is not routine and the bank, broker, or other nominee has not received your voting instructions, a bank, broker, or other nominee will not be permitted to vote your shares and a broker “non-vote” will occur. To ensure your shares are voted in the manner you desire, you should provide instructions to your bank, broker, or other nominee on how to vote your shares for each of the proposals to be voted on at the Annual Meeting in the manner provided for by your bank, broker, or other nominee.

Quorum

A “quorum” of stockholders is necessary to hold the Annual Meeting. A quorum will exist at the Annual Meeting if the holders of record of a majority of the number of shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Broker “non-votes” and shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting, but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting, will be counted as present for purposes of establishing a quorum.

Votes Required with Respect to Each Proposal

To be elected as a Class II director at the Annual Meeting (Proposal 1), each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. In a plurality vote, the director nominee with the most affirmative votes in favor of his or her election to a particular directorship will be elected to that directorship.

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2015 (Proposal 2).

With regards to Proposal 1 (election of directors), shares represented by proxies that are marked “WITHHELD” and shares that are not voted will be excluded entirely from the vote and will have no effect on the outcome of this vote because the directors are elected by a plurality vote. With regards to Proposal 2 (ratification of KPMG LLP’s appointment as auditor), shares marked as “ABSTAIN” and shares which are not voted will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a vote against this proposal because approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy.

Proxies and Voting Procedures

What is a Proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. For the purposes of the Annual Meeting, if you use the Internet or telephone to vote your shares, or complete the attached proxy card and return it to us by 5:00 p.m., Central time, on January 26, 2015, you will be designating the officers of the Company named on the proxy card to act as your proxy and to vote on your behalf in accordance with the instructions you have given via the Internet, by telephone, or on the proxy card at the Annual Meeting.

Voting by Proxy

Stockholders of Record

If you are a stockholder of record you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting. If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting, which will be held at 11:30 a.m., local time, at the offices of Spectrum Brands Holdings’ United Kingdom headquarters, Regent Mill, Fir Street, Failsworth, Manchester M35 0HS, England. We recommend that you vote by proxy even if you currently plan to attend the Annual Meeting so that your vote will be counted if you later decide not to or are unable to attend the Annual Meeting. You may revoke your vote at any time before 5:00 p.m. Central time, on January 26, 2015, by:

•	attending the Annual Meeting in person and voting again; or

•	signing and returning a new proxy card with a later date or by submitting a later-dated proxy by telephone or via the Internet, since only your latest proxy received by 5:00 p.m., Central time, on January 26, 2015 will be counted.

If you are a stockholder of record, there are several ways for you to vote your shares by proxy:

•	By Mail. You may submit your proxy by completing, signing, and dating the attached proxy card and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received by 5:00 p.m., Central time, on January 26, 2015.

•	By Telephone or Over the Internet. You may submit your proxy by telephone or via the Internet by following the instructions provided on the proxy card. If you submit your proxy by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone proxy submission is available 24 hours a day. Proxies submitted by telephone or the Internet must be received by 5:00 p.m., Central time, on January 26, 2015.

•	In Person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy by telephone or via the Internet, or by completing, signing, dating, and returning the attached proxy card by the applicable deadline so that your vote will be counted if you later decide not to or are unable to attend the meeting. Details regarding requirements for admission to the Annual Meeting are described below under the heading “Voting in Person”.

Voting instructions are included on your proxy card. If you properly submit your proxy by telephone, the Internet, or by mail in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy, each of whom is one of our officers, will vote your shares as you have directed. If you submit your proxy by telephone, the Internet, or by mail, but do not indicate how your shares are to be voted with respect to one or more of the proposals to be voted on at the Annual Meeting, as necessary to vote your shares on each proposal, your shares will be voted in accordance with the recommendations of our Board of Directors: (1) FOR the election of the director nominees, (2) FOR the ratification of the appointment KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2015, and (3) in accordance with the best judgment of the named proxies on other matters properly brought before the Annual Meeting.

Our Board of Directors has no knowledge of any matters that will be presented for consideration at the Annual Meeting other than those described herein. The named proxies will also have discretionary authority to vote upon any adjournment or postponement of the Annual Meeting, including for the purpose of soliciting additional proxies.

Shares Held with a Bank, Broker, or Other Nominee

If you hold your shares in “street name,” you must vote your shares in the manner provided for by your bank, broker, or other nominee. Your bank, broker, or other nominee has enclosed or provided a voting instruction card for you to use in directing the bank, broker, or other nominee on how to vote your shares. To ensure that your shares are voted according to your wishes, be certain that you provide instructions to your bank, broker, or other nominee on how to vote your shares in the manner that they specify. Your bank, broker, or other nominee will be permitted to vote your shares without instruction from you on Proposal 2, but will not be permitted to vote your shares on Proposal 1 without your instructions. As a result, if you do not provide your bank, broker, or other nominee with instructions on how to vote your shares with respect to Proposal 2, your bank, broker, or other nominee may vote your shares in a different manner than you would have voted if you had provided instructions to your bank, broker, or other nominee, and your vote will not be cast for Proposal 1. Abstentions and broker “non-votes” will have the same effect as a vote against adoption of Proposal 2.

Revoking Your Proxy

If you are a stockholder of record, you may revoke your proxy before it is voted by:

•	signing and returning a new proxy card with a later date or by submitting a later-dated proxy by telephone or the Internet, since only your last proxy received by 5:00 p.m., Central time, on January 26, 2015 will be counted;

•	notifying the Secretary of the Company in writing by 5:00 p.m., Central time, on January 26, 2015 that you have revoked your proxy; or

•	voting in person at the Annual Meeting.

If you hold your shares in “street name,” you must contact your bank, broker, or other nominee to revoke your proxy.

Voting in Person

If you are a stockholder of record and you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. All stockholders planning to attend the Annual Meeting in person must contact our Investor Relations at (608) 275-3340 by January 20, 2015 to reserve a seat at the Annual Meeting. For admission, stockholders should come to the Annual Meeting check-in area no less than 15 minutes before the Annual Meeting is scheduled to begin. Stockholders of record should bring a form of photo identification so their share ownership can be verified. A beneficial owner holding shares in “street name” must also bring an account statement or letter from his or her bank or brokerage firm showing that he or she beneficially owns shares as of the close of business on the record date, along with a form of photo identification. Registration will begin at 10:30 a.m., local time and the Annual Meeting will begin at 11:30 a.m., local time.

If your shares are held in the name of your broker, bank, or other nominee, and you plan to attend the Annual Meeting and wish to vote in person, you must bring a legal proxy from your broker, bank, or other nominee authorizing you to vote your “street name” shares held as of the Record Date in order to be able to vote at the Annual Meeting. A legal proxy is an authorization from your bank, broker, or other nominee permitting you to vote the shares that it holds in its name.

Proxy Solicitation

We, on behalf of the Board of Directors, are soliciting proxies in connection with this Annual Meeting. The Company will bear the costs of the solicitation. We have engaged Georgeson Inc. to assist us in soliciting proxies for a fee of approximately $7,500 plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, proxies may also be solicited by our directors, officers, and employees in person or by telephone, e-mail, or fax, for which they will receive no additional compensation. We will also reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders.

Delivery of Proxy Materials and Annual Report to Households

The rules of the Securities and Exchange Commission (the “SEC”) permit companies and banks, brokers, or other nominees to deliver a single copy of an annual report and proxy statement to households at which two or more stockholders reside (commonly referred to as “householding”). Beneficial owners sharing an address who have been previously notified by their broker, bank, or other nominee and who have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Annual Meeting Notice, our Annual Report and this proxy statement. If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

Beneficial owners who reside at a shared address at which a single copy of the Annual Meeting Notice, our Annual Report and this proxy statement is delivered may obtain a separate copy of the Annual Meeting Notice, our Annual Report and/or this proxy statement without charge by sending a written request to Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, Wisconsin 53562, Attention: Vice President, Investor Relations, by calling us at (608) 275-3340, or by writing to us via e-mail at investorrelations@spectrumbrands.com. We will promptly deliver an Annual Meeting Notice, Annual Report and/or this proxy statement upon request.

Not all banks, brokers, or other nominees may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your bank, broker, or other nominee directly. Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your bank, broker, or other nominee to revoke your consent.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JANUARY 27, 2015

You may obtain copies of our public filings, including this proxy statement, our 2014 Annual Report on Form 10-K, and the form of proxy relating to the Annual Meeting, without charge from our website at www.spectrumbrands.com under “Investor Relations – SEC Filings” and “Investor Relations – Annual Report,” or from the SEC’s website at www.sec.gov. You also may request a copy of these materials, without charge, by sending an e-mail to investorrelations@spectrumbrands.com. Please make your request no later than January 19, 2015 to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an e-mail or electronic copy of the materials. For meeting directions please call (608) 275-3340.

BOARD OF DIRECTORS

The Board of Directors currently consists of eight members, as determined in accordance with our Second Amended and Restated By-Laws (our “By-Laws”). David M. Maura is our Chairman of the Board of Directors. In accordance with our Amended and Restated Certificate of Incorporation (our “Charter”), the Board of Directors is divided into three classes (designated Class I, Class II, and Class III, respectively), with Classes I and II each consisting of three directors, and Class III consisting of two directors. The current term of office of the Class II directors expires at the Annual Meeting. The Class III and Class I directors are serving terms that expire at the annual meeting of stockholders to be held in 2016 and 2017, respectively. The three classes are currently comprised of the following directors:

•	Class I consists of Kenneth C. Ambrecht, Eugene I. Davis, and David R. Lumley, who will serve until the annual meeting of stockholders to be held in 2017;

•	Class II consists of David M. Maura, Terry L. Polistina, and Hugh R. Rovit, who will serve until the Annual Meeting; and

•	Class III consists of Omar M. Asali and Norman S. Matthews, who will serve until the annual meeting of stockholders to be held in 2016.

The names of the nominees being presented for consideration by the stockholders (all of whom are incumbent directors) and our continuing directors, their ages, the years in which they became directors of the Company, and certain other information about them are set forth on the following pages. Proxies cannot be voted for a greater number of persons than the three nominees. Except for (i) Spectrum Brands, Inc. (“SBI”), which is a subsidiary of the Company; (ii) Applica Consumer Products, Inc. (“Applica”) which was merged into SBI during the first quarter of fiscal 2015; (iii) Russell Hobbs, Inc. (“Russell Hobbs”), which was merged into SBI during fiscal year 2010; (iv) Harbinger Group, Inc. (“HRG”), which owns a majority of the Company’s voting securities and may be deemed a parent company or affiliate of the Company; and (v) Harbinger Capital Partners LLC (“Harbinger Capital”), which through its affiliates, including HRG, may be deemed an affiliate of the Company, none of the corporations or other organizations referred to on the following pages with which a director or nominee for director has been employed or otherwise associated is currently a parent, subsidiary, or other affiliate of the Company.

At the Company’s 2014 annual meeting of stockholders, Omar M. Asali was elected as a Class I director to serve for a three year term until the 2017 annual meeting of stockholders. In order to comply with the NYSE’s listing requirements and the Company’s Charter and By-Laws, and to divide the number of directors among the three classes as evenly as possible, effective as of the close of business on January 28, 2014 Mr. Asali resigned as a Class I director and was immediately appointed as a Class III director to serve for a term expiring at the Company’s annual meeting of stockholders in 2016.

Nominees for Re-Election to the Board of Directors

The nominees for directors in Class II, whose three-year terms will expire at the Annual Meeting, are as follows:

David M. Maura Age 42	Mr. Maura has served as our Chairman of the Board of Directors since July 2011 and served as interim Chairman of the Board and as one of our directors since June 2010. Mr. Maura is a Managing Director and the Executive Vice President of Investments at Harbinger Group, Inc., and is a member of Harbinger Group, Inc.’s board of directors. Mr. Maura previously served as a Vice President and Director of Investments of Harbinger Capital from 2006 until 2012, where he was responsible for investments in consumer products, agriculture and retail sectors. Prior to joining Harbinger Capital in 2006, Mr. Maura was a Managing Director and Senior Research Analyst at First Albany Capital, where he focused on distressed debt and special situations, primarily in the consumer products and retail sectors. Prior to First Albany, Mr. Maura was a Director and Senior High Yield Research Analyst in Global High Yield Research at Merrill Lynch & Co.

Mr. Maura was a Vice President and Senior Analyst in the High Yield Group at Wachovia Securities, where he covered various consumer product, service, and retail companies. Mr. Maura began his career at ZPR Investment Management as a Financial Analyst. During the past five years, Mr. Maura has served on the board of directors of Ferrous Resources, Ltd., Russell Hobbs (formerly Salton, Inc.), Applica, Inc., and Harbinger Group, Inc. Mr. Maura received a B.S. in Business Administration from Stetson University and is a CFA charterholder. Mr. Maura is a member of our Compensation Committee. Mr. Maura’s experience in finance and investment, and his relationship with Harbinger Group, Inc. led the Board of Directors to conclude that he should be a member of the Board of Directors.

Terry L. Polistina Age 51	Mr. Polistina has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI from August 2009 to June 2010. Mr. Polistina served as our President, Small Appliances since June 2010 and became President–Global Appliances in October 2010 and left in September 2013. Prior to that time, Mr. Polistina served as the CEO and President of Russell Hobbs. Mr. Polistina served as Chief Operating Officer at Applica, Inc. in 2006 to 2007 and Chief Financial Officer from 2001 to 2007, at which time Applica, Inc. combined with Russell Hobbs. Mr. Polistina also served as a Senior Vice President of Applica, Inc. since June 1998. Mr. Polistina received an undergraduate degree in finance from the University of Florida and holds a Masters of Business Administration from the University of Miami. Mr. Polistina’s experience with the operations of Russell Hobbs and Applica, Inc. led the Board of Directors to conclude that he should be a member of the Board of Directors.

Hugh R. Rovit Age 54	Mr. Rovit has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI from August 2009 to June 2010. Mr. Rovit is presently Chief Executive Officer of Ellery Homestyles, a leading supplier of branded and private label home fashion products to major retailers, offering curtains, bedding, throws and specialty products. Previously, Mr. Rovit served as Chief Executive Officer of Sure Fit Inc., a marketer and distributor of home furnishing products from 2006 through 2012, and was a Principal at a turnaround management firm Masson & Company from 2001 through 2005. Previously, Mr. Rovit held the positions of Chief Financial Officer of Best Manufacturing, Inc., a manufacturer and distributor of institutional service apparel and textiles, from 1998 through 2001 and Chief Financial Officer of Royce Hosiery Mills, Inc., a manufacturer and distributor of men’s and women’s hosiery, from 1991 through 1998. Mr. Rovit is a director emeritus of Nellson Nutraceuticals, Inc., Kid Brands Inc., Atkins Nutritional, Inc., Oneida, Ltd. and Cosmetic Essence, Inc. Mr. Rovit received his Bachelor of Arts degree with distinction in government from Dartmouth College and has a Masters of Business Administration from the Harvard Business School. Mr. Rovit is a member of our Audit Committee. Mr. Rovit’s experience with the operations of various consumer products companies led the Board of Directors to conclude that he should be a member of the Board of Directors.

Directors Continuing in Office

The directors continuing in office in Class III, whose three-year terms will expire at the 2016 annual meeting of stockholders, are as follows:

Omar M. Asali Age 44	Mr. Asali has served as our Vice Chairman of the Board of Directors and as one of our directors since July 2011. Mr. Asali has served as a director of Harbinger Group, Inc. since May 2011, was named acting President of Harbinger Group, Inc.

effective June 2011, and became President in October 2011. Mr. Asali is also the Chairman of HGI Asset Management Holdings, LLC, and a member of the Board of Directors of Fidelity & Guaranty Life, Front Street Re (Cayman) Ltd., Zap.Com Corporation, and Compass Production GP, LLC, each a subsidiary of Harbinger Group, Inc. Mr. Asali is responsible for overseeing the day-to-day activities of Harbinger Group, Inc., including M&A activity and overall business strategy for Harbinger Group, Inc. and its underlying subsidiaries. Mr. Asali has been directly involved in all of Harbinger Group, Inc.’s acquisitions across all sectors, and he is actively involved in Harbinger Group, Inc.’s management and investment activities. Prior to becoming President of Harbinger Group, Inc., Mr. Asali was a Managing Director and Head of Global Strategy of Harbinger Capital Partners LLC, an affiliate of Harbinger Group, Inc., where he was responsible for global portfolio strategy and business development. Before joining Harbinger Capital in 2009, Mr. Asali was the co-head of Goldman Sachs Hedge Fund Strategies (“Goldman Sachs HFS”) where he helped manage approximately $25 billion of capital allocated to external managers. Mr. Asali also served as co-chair of the Investment Committee at Goldman Sachs HFS. Before joining Goldman Sachs HFS in 2003, Mr. Asali worked in Goldman Sachs’ Investment Banking Division, providing M&A and strategic advisory services to clients in the High Technology Group. Mr. Asali previously worked at Capital Guidance, a boutique private equity firm. Mr. Asali began his career working for a public accounting firm. Mr. Asali received an MBA from Columbia Business School and a B.S. in Accounting from Virginia Tech. Mr. Asali is a member of our Nominating and Corporate Governance Committee. Mr. Asali’s experience and in-depth knowledge of capital markets and the financial services industry enables Mr. Asali to provide valuable guidance to the Board of Directors, including with respect to assessment of business and financial market trends and strategic planning. These considerations, as well as Mr. Asali’s extensive experience in finance and investments and his relationship with Harbinger Group, Inc., led the Board of Directors to conclude that Mr. Asali should be a member of the Board of Directors.

Norman S. Matthews Age 81	Mr. Matthews has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI since August 2009. Mr. Matthews has over three decades of experience as a business leader in marketing and merchandising, and is currently an independent business consultant. As former President of Federated Department Stores, he led the operations of one of the nation’s leading department store retailers with over 850 department stores, including those under the names of Bloomingdales, Burdines, Foley’s, Lazarus and Rich’s, as well as various specialty store chains, discount chains and Ralph’s Grocery. In addition to his senior management roles at Federated Department Stores, Mr. Matthews also served as Senior Vice President and General Merchandise Manager at E.J. Korvette and Senior Vice President of Marketing and Corporate Development at Broyhill Furniture Industries. Mr. Matthews is a Princeton University graduate, and earned his Master’s degree in Business Administration from Harvard Business School. He also currently serves on the Boards of Directors at Duff & Phelps Corporation, Henry Schein, Inc., The Children’s Place Retail Stores, Inc., is a director emeritus of Sunoco, The Progressive Corporation, Toys R’ Us, and Federated Department Stores, and is a trustee emeritus at the American Museum of Natural History. Mr. Matthews is the Chairman of our Nominating and Corporate Governance Committee. Mr. Matthews’ extensive experience with the operations of various notable consumer products retailers led the Board of Directors to conclude that he should be a member of the Board of Directors.

The directors continuing in office in Class I, whose three-year terms will expire at the 2017 annual meeting of stockholders, are as follows:

Kenneth C. Ambrecht Age 69	Mr. Ambrecht has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI from August 2009 to June 2010. Since December 2005, Mr. Ambrecht has served as a principal of KCA Associates LLC, through which he provides advice on financial transactions. From July 2004 to December 2005, Mr. Ambrecht served as a Managing Director with the investment banking firm First Albany Capital, Inc. Prior to that, Mr. Ambrecht was a Managing Director with Royal Bank Canada Capital Markets. Prior to that post, Mr. Ambrecht worked with the investment bank Lehman Brothers as Managing Director with its capital market division. Mr. Ambrecht is also a member of the Board of Directors of American Financial Group, Inc. During the past five years, Mr. Ambrecht has also served as a director of Dominion Petroleum Ltd. and Fortescue Metals Group Limited. Mr. Ambrecht serves as the Chairman of our Compensation Committee and is a member of our Audit and our Nominating and Corporate Governance Committees. Mr. Ambrecht’s experience in banking and capital markets led the Board of Directors to conclude that he should be a member of the Board of Directors.

Eugene I. Davis Age 59	Mr. Davis has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI from August 2009 to June 2010. Mr. Davis is also a director of the following three public companies: Harbinger Group, Inc., WMI Holdings Corp., and U.S. Concrete, Inc. Mr. Davis is a director of ALST Casino Holdco, LLC and Lumenis Ltd., whose common stock is registered under the Securities Exchange Act of 1934 but does not publicly trade. During the past five years, Mr. Davis has also been a director of Ambassadors International, Inc., American Commercial Lines Inc., Atlas Air Worldwide Holdings, Inc., The Cash Store Financial Services, Inc., Delta Airlines, Dex One Corp., Foamex International Inc., Footstar, Inc., Global Power Equipment Group Inc., Granite Broadcasting Corporation, GSI Group, Inc., Ion Media Networks, Inc., Knology, Inc., Media General, Inc., Mosaid Technologies, Inc., Ogelbay Norton Company, Orchid Cellmark, Inc., PRG-Schultz International Inc., Roomstore, Inc., Rural/Metro Corp., SeraCare Life Sciences, Inc., Silicon Graphics International, Smurfit-Stone Container Corporation, Solutia Inc., Spansion, Inc., Tipperary Corporation, Trump Entertainment Resorts, Inc., Viskase, Inc. (not a public corporation since 2008) and YRC Worldwide, Inc. As a result of these and other professional experiences, coupled with his strong leadership qualities, Mr. Davis possesses particular knowledge and experience in the areas of strategic planning, mergers and acquisitions, finance, accounting, capital structure and board practices of other corporations that benefits our Company and its Board of Directors.

David R. Lumley Age 60	Mr. Lumley has served as one of our directors since June 2010 and has served as a director of SBI since April 2010. Mr. Lumley has served as our Chief Executive Officer since June 2010, and until November 2013 also served as the President, Global Batteries and President, Home & Garden. Mr. Lumley has served as SBI’s Chief Executive Officer and President since April 2010, and previously served as Co-Chief Operating Officer from January 2007 to April 2010. Mr. Lumley was appointed SBI’s President, Global Batteries and Personal Care in January 2007, and in October 2008 his area of responsibility was expanded to include the Home and Garden business. Prior to that time, he had served as SBI’s President, North America from the time he joined SBI in January 2006. Mr. Lumley joined SBI from his position as President, Rubbermaid Home Products North America, which he had held since January 2004. Prior to his position at Rubbermaid, Mr. Lumley had been president and Chief Executive Officer of EAS, a leading sports nutrition company, since 1999. His background includes more than 25 years of experience in the consumer products industry, including having served as President of Brunswick Bicycles, President of OMC International, Senior Vice President, Sales and Marketing at Outboard Marine Corporation, and in a variety of leadership positions with Wilson Sporting Goods Co. and other companies. Mr. Lumley currently serves on the board of directors of Husqvarna AB, a global outdoor power products company headquartered in Sweden, and previously has served on the board of directors of Outboard Marine Corporation, EAS, Inc., and Naked Juice Company. Mr. Lumley holds an undergraduate degree from Western Illinois University, and Masters of Journalism and Masters of Business Administration degrees from Northwestern University. Mr. Lumley’s experience with the operations of the Company and its subsidiaries led the Board of Directors to conclude that he should be a member of the Board of Directors.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

In addition to those directors named above who are also executive officers of the Company, set forth below is certain information concerning non-director employees who serve as executive officers of the Company. Our executive officers serve at the discretion of the Board of Directors. Except for SBI, none of the corporations or other organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary, or other affiliate of the Company.

Mr. Nathan E. Fagre, age 59, was appointed our Vice President, General Counsel and Secretary in January 2011, and was promoted to Senior Vice President, General Counsel and Secretary in May 2012. He previously had served as Senior Vice President, General Counsel and Secretary for ValueVision Media, Inc. from May 2000 until January 2011. Prior to that time, he had served as Senior Vice President, General Counsel and Secretary for the exploration and production division of Occidental Petroleum Corporation, from May 1995 until April 2000. Before joining Occidental Petroleum Corporation, Mr. Fagre had been in private law practice with Sullivan & Cromwell, LLP and Gibson, Dunn & Crutcher, LLP. Mr. Fagre graduated with a bachelor’s degree from Harvard College in 1977, received a master of philosophy (M.Phil.) degree in international relations from Oxford University in 1979, and received a J.D. from Harvard Law School in 1982. Mr. Fagre served as chairman of the Electronic Retailing Association from 2008-2009 after becoming a director of the association in 2004. Mr. Fagre currently serves as a member of the board of directors of the Greater Madison Chamber of Commerce since 2012, and as a director of Shaser, Inc., a medical device company, since 2013.

Mr. Anthony L. Genito, age 58, currently serves as our Executive Vice President and Chief Accounting Officer, positions he has held since June 2010. Mr. Genito also previously served as our Chief Financial Officer from June 2010 until his resignation from that position in August 2014. Since his resignation as Chief Financial Officer, Mr. Genito has remained with the Company as our Executive Vice President, Chief Accounting Officer, with an expected departure date of January 2, 2015. Mr. Genito also served as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of SBI from October 2007 to August 2014. He previously had served as SBI’s Senior Vice President, Chief Financial Officer and Chief Accounting Officer since June 2007. From October 2005 until June 2007, Mr. Genito served as SBI’s Senior Vice President and Chief Accounting Officer, and from June 2004, when he joined SBI, until October 2005, he served as Vice President, Finance and Chief Accounting Officer. Before joining, SBI, Mr. Genito was employed for twelve years at Schering-Plough Corporation in various financial management positions, including serving as Vice President Global Supply Chain from July 2002 to June 2004. He began his career at Deloitte & Touche.

Mr. Douglas L. Martin, age 52, was appointed our Executive Vice President and Chief Financial Officer in September 2014. Prior to joining the Company, Mr. Martin served from September 2012 to August 2014 as Executive Vice President and Chief Financial Officer of Newell Rubbermaid Inc., a global marketer of consumer and commercial products, including writing, home solutions, tools, commercial products, and baby & parenting brands. Mr. Martin was employed by Newell Rubbermaid Inc. since 1987, serving in a variety of senior financial roles, including Deputy Chief Financial Officer from February 2012 to September 2012, Vice President of Finance – Newell Consumer from November 2011 to February 2012, Vice President of Finance – Office Products from December 2007 to November 2011, and Vice President and Treasurer from June 2002 to December 2007. Mr. Martin began his career with KPMG LLP, holds a bachelor’s degree in accounting from Rockford College, Illinois, and is a Certified Public Accountant.

Mr. Andreas Rouve, age 53, was elected Chief Operating Officer of the Company, effective February 2014. Mr. Rouve previously held the position of President of the Company’s international activities in January 2013. Beginning in 2007, he served as Senior Vice President and Managing Director of Spectrum Brands’ European Battery and Personal Care business and subsequently led the integration of the Home Appliances and Pet Supplies European businesses in 2010-2011. Mr. Rouve joined Spectrum Brands in 2002 as Chief Financial Officer of the European Battery division. Previously, he worked 13 years with VARTA AG in a variety of management positions, including Chief Financial Officer of VARTA Portable Batteries from 1999 to 2002, Managing Director Asia from 1997 to 1999, and Director of Finance of 3C Alliance L.L.P., a U.S. joint venture of VARTA, Duracell, and Toshiba, from 1995 to 1997. Mr. Rouve holds a Master’s of Business Administration (Diplom-Kaufmann) from the University of Mannheim (Germany) and a Doctor of Economics and Social Science (Dr. rer. soc. oec.) from the University of Linz (Austria).

Ms. Stacey L. Neu, age 48, was appointed to her current position in April of 2010 as Vice President of Human Resources. She was promoted to Senior Vice President in January of 2014. Ms. Neu previously served as Division Vice President of Human Resources for the Global Battery, Appliance and Home & Garden Businesses business in addition to Senior Director Human Resources for the Remington business. She was originally hired by Spectrum in October of 2005 to oversee the Battery and Personal Care – Talent Management function and lead the people integration efforts related to the acquisition of United Industries. Before joining Spectrum, Ms. Neu was employed for six years at Charter Communications in division human resources leadership roles culminating in her appointment to Vice President Corporate Human Resources from 2003 to 2005. Ms. Neu holds a Bachelor of Science Degree in Business from the University of Phoenix.

BOARD ACTIONS; BOARD MEMBER INDEPENDENCE;

COMMITTEES OF THE BOARD OF DIRECTORS

Board Activities

During our fiscal year ended September 30, 2014 (“Fiscal 2014”), our Board of Directors held four regular meetings, four special meetings, and acted by unanimous written consent on three occasions. The non-management directors met separately in an executive session on four occasions immediately following each of the regular board meetings. David M. Maura, the Chairman of our Board of Directors, presided at the non-management executive sessions of the Board of Directors. No director attended less than 75% of the Board of Directors meetings or the meetings of any committee on which he or she served during Fiscal 2014.

Our Board of Directors has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company): Kenneth C. Ambrecht, Norman S. Matthews, Eugene I. Davis, and Hugh R. Rovit. Our Board of Directors has adopted the definition of “independent director” set forth under Section 303A.02 of the New York Stock Exchange Listed Company Manual (the “NYSE Listed Company Manual”) to assist it in making determinations of independence. The Board of Directors has determined that the directors referred to above currently meet these standards and qualify as independent. The Board of Directors has made no determination with respect to the remaining directors.

All of our directors attended our 2014 annual meeting of stockholders, and we expect all members of our Board of Directors to attend the Annual Meeting.

Our Board of Directors evaluates the appropriate leadership structure for the Company on an ongoing basis, including whether or not one individual should serve as both Chief Executive Officer and Chairman of our Board of Directors. While the Board of Directors has not adopted a formal policy, we currently separate the positions of Chief Executive Officer and Chairman of our Board of Directors. David R. Lumley currently serves as our Chief Executive Officer and President and David M. Maura currently serves as our Chairman of the Board of Directors. The Board of Directors believes that the respective roles of Mr. Lumley and Mr. Maura best utilize their skills and qualifications in the service of the Company at this time. The Board retains the ability to adjust its leadership structure as the needs of the business change.

Committees Established by Our Board of Directors

The Board of Directors has designated three principal standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The functions of each committee and the number of meetings held by each committee in Fiscal 2014 are noted below.

Audit Committee. The Audit Committee has been established in accordance with Section 303A.06 of the NYSE Listed Company Manual and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the overall purpose of overseeing the Company’s accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of our internal audit function and independent auditors, and (iv) our compliance with legal and regulatory requirements. The responsibilities and authority of the Audit Committee are described in further detail in the Charter of the Audit Committee of the Board of Directors of Spectrum Brands Holdings, Inc., as adopted by the Board of Directors in June 2010, a copy of which is available at our Internet website at www.spectrumbrands.com under “Investor Relations – Corporate Governance.” The report of the Audit Committee for Fiscal 2014 is included elsewhere in this proxy statement.

The current members of our Audit Committee are Kenneth C. Ambrecht, Eugene I. Davis, and Hugh R. Rovit. Our Audit Committee held four regular meetings and four telephonic special meetings during Fiscal 2014. All of the members of the Audit Committee attended all meetings. Each of the members of the Audit Committee qualifies as independent, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual, Section 10A(m)(3)(B) of the Exchange Act and Exchange Act Rule 10A-3(b).

Mr. Davis is the Chairperson of our Audit Committee and is our Audit Committee Financial Expert. Mr. Davis possesses the attributes of an “audit committee financial expert” set forth in the rules promulgated by the SEC in furtherance of Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Davis currently serves on the audit committees of three other public companies. The Board of Directors has determined that such service does not impair the ability of Mr. Davis to serve effectively on the Audit Committee.

Compensation Committee. Our Compensation Committee is responsible for (i) overseeing our compensation and employee benefits plans and practices, including our executive compensation plans and our incentive-compensation and equity-based plans, (ii) evaluating and approving the performance of the CEO and other executive officers in light of those goals and objectives, and (iii) reviewing and discussing with management our compensation discussion and analysis disclosure and compensation committee reports in order to comply with our public reporting requirements. The responsibilities and authority of the Compensation Committee are described in further detail in the Charter of the Compensation Committee of the Board of Directors of Spectrum Brands Holdings, Inc., as adopted by the Board of Directors in January 2013, a copy of which is available at our Internet website at www.spectrumbrands.com under “Investor Relations – Corporate Governance.” The report of the Compensation Committee for Fiscal 2014 is included elsewhere in this proxy statement.

The current members of our Compensation Committee are Kenneth C. Ambrecht, Eugene I. Davis, and David M. Maura. Our Compensation Committee held four regular meetings and two telephonic special meetings during Fiscal 2014. All committee members attended all meetings. Mr. Ambrecht is Chairperson of our Compensation Committee. As a controlled company under Section 303A.00 of the NYSE Listed Company Manual, our Compensation Committee is not required to comply with the independence requirements set forth in Section 303A.05 of the NYSE Listed Company Manual. As such, we have not made a determination as to whether all of the members of our Compensation Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for (i) identifying and recommending to the Board of Directors individuals qualified to serve as our directors and on our committees of the Board of Directors, (ii) advising the Board of Directors with respect to board composition, procedures and committees, (iii) developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company, and (iv) overseeing the evaluation process of the Board of Directors and our Chief Executive Officer. The responsibilities and authority of the Nominating and Corporate Governance Committee are described in further detail in the Charter of the Nominating and Corporate Governance Committee of the Board of Directors of Spectrum Brands Holdings, Inc., as adopted by the Board of Directors in June 2010, a copy of which is available at our Internet website at www.spectrumbrands.com under “Investor Relations – Corporate Governance.”

The current members of our Nominating and Corporate Governance Committee are Kenneth C. Ambrecht, Omar M. Asali, and Norman S. Matthews. Our Nominating and Corporate Governance Committee held one regular meeting and one special meeting during Fiscal 2014. Mr. Matthews is the Chairperson of our Nominating and Corporate Governance Committee. As a controlled company under Section 303A.00 of the NYSE Listed Company Manual, our Nominating and Corporate Governance Committee is not required to comply with the independence requirements set forth in Section 303A.04 of the NYSE Listed Company Manual. As such, we have not made a determination as to whether all of the members of our Nominating and Corporate Governance Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual.

Risk Management and the Board’s Role

The Company’s risk assessment and management function is led by the Company’s senior management, which is responsible for day-to-day management of the Company’s risk profile, with oversight from the Board of Directors and its Committees. Central to the Board of Directors’ oversight function is our Audit Committee. In accordance with the Audit Committee Charter, the Audit Committee is responsible for the oversight of the financial reporting process and internal controls. In this capacity, the Audit Committee is responsible for discussing guidelines and policies governing the process by which senior management of the Company and the relevant departments of the

Company, including the internal auditing department, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Company has implemented an annual formalized risk assessment process. In accordance with the Company’s process, a committee (the “Risk Assessment Steering Committee”) of certain members of senior management has the responsibility to identify, assess, and oversee the management of risk for the Company. This committee obtains input from other members of management and subject matter experts as needed. Management uses the collective input received to measure the potential likelihood and impact of key risks and to determine the adequacy of the Company’s risk management strategy. Periodically representatives of this committee report to the Audit Committee on its activities and the Company’s risk exposure.

Availability of Corporate Governance Guidelines, Committee Charters, and Codes of Ethics

Copies of our (i) Corporate Governance Guidelines, (ii) charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, (iii) Code of Business Conduct and Ethics, and (iv) Code of Ethics for the Principal Executive Officer and Senior Financial Officers are available at our Internet website at www.spectrumbrands.com under “Investor Relations – Corporate Governance.” Any stockholder may obtain copies of these documents by sending a written request to Spectrum Brands Holdings, Inc., 3001 Deming Way Middleton, WI 53562, Attention: Vice President, Investor Relations, by calling us at (608) 275-3340, or by writing to us via e-mail at investorrelations@spectrumbrands.com. None of the information posted on our website is incorporated by reference into this proxy statement.

DIRECTOR NOMINATION PROCESS

Nominations for our Board of Directors are made by our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may identify potential board candidates from a variety of sources, including recommendations from current directors or management, recommendations of stockholders or any other source the Nominating and Corporate Governance Committee deems appropriate. The Nominating and Corporate Governance Committee may also engage a search firm or consultant to assist in identifying, screening, and evaluating potential candidates. The Nominating and Corporate Governance Committee has been given the sole authority to retain and terminate any such search firms or consultants.

In considering candidates for our Board of Directors, the Nominating and Corporate Governance Committee evaluates the entirety of each candidate’s credentials. The Nominating and Corporate Governance Committee considers, among other things: (i) business or other relevant experience; (ii) expertise, skills, and knowledge; (iii) integrity and reputation; (iv) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, backgrounds, expertise, skills, and experience; (v) willingness and ability to commit sufficient time to Board of Directors responsibilities; and (vi) qualification to serve on specialized board committees, such as the Audit Committee or Compensation Committee.

Our stockholders may recommend potential director candidates to our Nominating and Corporate Governance Committee by following the procedures described below. The Nominating and Corporate Governance Committee will evaluate recommendations from stockholders in the same manner that it evaluates recommendations from other sources. If you wish to recommend a potential director candidate for consideration by the Nominating and Corporate Governance Committee, please send your recommendation to Spectrum Brands Holdings, Inc., 3001 Deming Way Middleton, WI 53562, Attention: Corporate Secretary. Any notice relating to candidates for election at the 2016 annual meeting must be received no earlier than September 29, 2015 and no later than October 29, 2015 in accordance with our By-Laws. You should use first class, certified mail in order to ensure the receipt of your recommendation. Any recommendation must include: (i) your name and address and a list of the number of shares of Common Stock that you own; (ii) the name, age, business address, and residence address of the proposed candidate; (iii) the principal occupation or employment of the proposed candidate over the preceding ten years and the person’s educational background; (iv) a statement as to why you believe such person should be considered as a potential candidate; (v) a description of any affiliation between you and the person you are recommending; and (vi) the consent of the proposed candidate to your submitting him or her as a potential candidate. You should note that the foregoing process relates only to bringing potential candidates to the attention of the Nominating and Corporate Governance Committee. This process will not give you the right to directly propose a nominee at any meeting of stockholders.

Under our By-Laws, stockholders may also nominate candidates for election at an annual meeting of stockholders. See “Stockholder Proposals for 2016 Annual Meeting” for details regarding the procedures and timing for the submission of such nominations. Director nominees submitted through this process will be eligible for election at the annual meeting, but information about these candidates will not be included in proxy materials sent to stockholders prior to the meeting, except as described in that section.

EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors has reviewed and discussed the following section of this report entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

Compensation Committee

Kenneth C. Ambrecht (Chairman)

Eugene I. Davis

David M. Maura

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section sets forth a description of our practices regarding executive compensation matters with respect to our named executive officers. You should read this section together with the executive compensation tables and narratives which follow, as these sections inform one another.

Executive Summary

Our compensation programs are administered by the Compensation Committee of the Board of Directors. Our compensation programs are designed to attract and retain highly qualified executives, to align the compensation paid to executives with the business strategies of our Company, and to align the interests of our executives with the interests of our stockholders. These programs are based on our “pay-for-performance” philosophy in which variable compensation represents a majority of an executive’s potential compensation.

In terms of our Fiscal 2014 performance, we reported results that met or exceeded our financial targets, including adjusted EBITDA and consolidated free cash flow. Management continued to execute the Spectrum Value Model in a challenging economic environment, and maintained a disciplined focus on cost controls.

Compensation decisions for the named executive officers (“NEOs”) in Fiscal 2014 were consistent with our pay-for-performance philosophy and our corporate goals of increased growth and free cash flow generation. These decisions included the following:

•	Our fiscal results produced annual cash incentive compensation that exceeded target by approximately 10 percent;

•	We maintained our performance-based equity incentive grants at approximately the same dollar value levels as the prior year, but decreased the number of shares in some cases to reflect the appreciation of our stock as compared to the prior year;

•	The “Spectrum 750 Plan,” an equity incentive program, which had a two-year performance period ending September 30, 2014, provided incentives to the NEOs and other key members of management to achieve increased adjusted EBITDA growth, earnings per share growth, and accelerated free cash flow generation, in each case above our forecasted plans for Fiscal 2013 and 2014; and

•	The Compensation Committee has approved a new multi-year superior achievement program entitled “Spectrum $2B,” as the successor program to the Spectrum 750 Plan, which would promote the attainment of stretch goals for key financial performance metrics in a two-year performance period consisting of Fiscal 2015 and Fiscal 2016.

In establishing our compensation programs, our Compensation Committee obtains the advice of an independent outside compensation consultant and evaluates the Company’s programs with reference to a peer group of 15 companies, as specified in the section titled “Role of Committee-Retained Consultants.” In Fiscal 2014, the Compensation Committee engaged Towers Watson as its compensation consultant. In October 2014, the Compensation Committee engaged a new compensation consultant, Lyons, Benenson & Company Inc. (“LB & Co.”), replacing Towers Watson, to assist in evaluating and advising on the Company’s executive compensation programs.

At our 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”), our stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, compensation tables, and related narrative disclosure in the proxy statement for the 2014 Annual Meeting. Our compensation practices as discussed herein are materially consistent with those discussed in the proxy statement for the 2014 Annual Meeting. Additionally, at our 2011 Annual Meeting of Stockholders, our stockholders held a separate vote, on an advisory basis, relating to the frequency of the advisory vote on the compensation of the Company’s named executive officers, pursuant to which our stockholders indicated their preference that such vote be held every three years, which was the frequency recommended by the Board of Directors. The next stockholder advisory vote on executive compensation, as well as the next advisory vote relating to the frequency of the advisory vote on executive compensation, will be held at the Company’s 2017 Annual Meeting of Stockholders.

Our Named Executive Officers

The Company’s named executive officers for Fiscal 2014 consisted of the following persons:

Named Executive Officer	Position
David R. Lumley	Chief Executive Officer and President
Douglas L. Martin	Executive Vice President and Chief Financial Officer
Anthony L. Genito	Executive Vice President and Chief Accounting Officer; former Chief Financial Officer
Andreas Rouve	Chief Operating Officer
Nathan E. Fagre	Senior Vice President, General Counsel and Secretary

Our Compensation Committee

The Compensation Committee of our Board of Directors (the “Compensation Committee”) is responsible for developing, adopting, reviewing, and maintaining the Company’s executive compensation programs in order to ensure that they continue to benefit the Company.

Background on Compensation Considerations

The Company pursues several objectives in determining its executive compensation programs. It seeks to attract and retain highly qualified executives and ensure continuity of senior management for the Company as a whole and for each of the Company’s business segments, to the extent consistent with the overall objectives and circumstances of the Company. It seeks to align the compensation paid to our executives with the overall business strategies of the Company while leaving the flexibility necessary to respond to changing business priorities and circumstances. It also seeks to align the interests of our executives with those of our stockholders and seeks to reward our executives when they perform in a manner that creates value for our stockholders. In order to carry out this function, the Compensation Committee:

•	Considers the advice of independent compensation consultants engaged to advise on executive compensation issues and program design, including advising on the Company’s compensation program as it compares to similar companies;

•	Reviews compensation summaries for each named executive officer at least once a year, including the compensation and benefit values offered to each executive, accumulated value of equity and other past compensation awards, and other contributors to compensation;

•	Consults with our Chief Executive Officer and other management personnel and Company consultants, including our Senior Vice President of Global Human Resources, in regards to compensation matters and periodically meets in executive session without management to evaluate management’s input; and

•	Solicits comments and concurrence from other board members regarding its recommendations and actions at the Company’s regularly scheduled board meetings.

Philosophy on Performance Based Compensation

The Compensation Committee has designed the Company’s executive compensation programs so that, at target levels of performance, a significant portion of the value of each executive’s annual compensation (consisting of salary and incentive awards) is based on the Company’s achievement of performance objectives set by the Compensation Committee. We believe that a combination of annual fixed base pay and incentive performance-based pay provides our named executive officers with an appropriate mix of current cash compensation and performance compensation. However, in applying these compensation programs to both individual and Company circumstances, the percentage of annual compensation based on the Company’s achievement of performance objectives set by the Compensation Committee varies by individual, and the Compensation Committee is free to design compensation programs that provide for target-level performance-based compensation to be an amount greater than, equal to, or less than 50% of total annual compensation. For example, for Fiscal 2015, the percentage of annual compensation based on the Company’s achievement of performance objectives (set by the Compensation Committee) for the named executive officers is expected to range from 78% to 90%. In addition, to highlight the alignment of the incentive plans with stockholder interests, all of the Company’s equity-based incentive programs are performance-based plans.

The remainder of each executive’s compensation is made up of amounts that do not vary based on performance. For all named executive officers, these non-performance based amounts are set forth in such executive’s employment agreement or written terms of employment, as described below, subject to annual review and potential increase by the Compensation Committee. These amounts are determined by the Compensation Committee taking into account current market conditions, the Company’s financial condition at the time such compensation levels are determined, compensation levels for similarly situated executives with other companies, experience level, and the duties and responsibilities of such executive’s position.

A component of compensation (whether performance-based or time-based) also consists of multi-year incentive programs. We believe that awards that have multi-year performance periods and that vest over time enhance the stability of our senior management team and provide greater incentives for our named executive officers to remain at the Company.

Role of Committee-Retained Consultants

In Fiscal 2014, our Compensation Committee retained an outside consultant, Towers Watson, to assist us in formulating and evaluating executive and director compensation programs.

During Fiscal 2014, the Compensation Committee, directly or through our Senior Vice President of Global Human Resources, periodically requested Towers Watson to:

•	Provide comparative market data for our peer group, and other groups on request, with respect to compensation matters;

•	Analyze our compensation and benefit programs relative to our peer group;

•	Advise the Compensation Committee on compensation matters and management proposals with respect to compensation matters;

•	Assist in the preparation of this report and the compensation tables provided herewith; and

•	On request, participate in meetings of the Compensation Committee.

In order to encourage an independent view point, the Compensation Committee and its members had access to Towers Watson at any time without management present and have consulted from time to time with Towers Watson without management present.

Towers Watson, with input from management and the Compensation Committee, developed a peer group of companies based on a variety of criteria, including type of business, revenue, assets and market capitalization. The composition of this peer group is reviewed annually by the Compensation Committee and the compensation consultant and, if appropriate, revised, based on changes in business orientation of peer group companies, changes in financial size or performance of the Company and the peer group companies, and merger, acquisition, or bankruptcy of companies in the peer group. At the end of Fiscal 2014, the peer group utilized consisted of 14 companies, comprised of Central Garden & Pet Company, Church & Dwight Co., Inc., The Clorox Company, Energizer Holdings, Inc., Fortune Brands Home & Security, Inc., Hanesbrands Inc., Hasbro, Inc., Jarden Corporation, Mattel, Inc., Newell Rubbermaid Inc., Nu Skin Enterprises, Inc., The Scotts Miracle-Gro Company, Stanley Black & Decker, Inc., and Tupperware Brands Corporation. The peer group for Fiscal 2014 was updated from that of Fiscal 2013 to delete Exide Technologies, which filed for bankruptcy during the fiscal year. While the Compensation Committee does not target a particular range for total compensation as compared to our peer group, it does take this information into account when establishing compensation programs.

No fees were paid to Towers Watson for services other than executive and director compensation consulting during Fiscal 2014. In accordance with SEC rules, our Compensation Committee considered the independence of Towers Watson, including an assessment of the following factors: (i) other services provided to the Company by the consultant; (ii) fees paid as a percentage of the consulting firm’s total revenue; (iii) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of our Compensation Committee; (v) any Company stock owned by individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Our Compensation Committee has concluded that no conflict of interest exists that prevented Towers Watson from independently representing our Compensation Committee during Fiscal 2014.

In October 2014, the Compensation Committee engaged LB & Co. as its new compensation consultant to replace Towers Watson. LB & Co. was retained to review and help guide the Company’s compensation philosophy, strategy, and program. LB & Co. is also expected to guide the Compensation Committee on best practices in compensation and governance, as well as apprise the Compensation Committee of trends, developments, legislation, and regulations affecting executive and director compensation.

Use of Employment Agreements

Current Employment and Severance Agreements

The Compensation Committee periodically evaluates the appropriateness of entering into employment agreements or other written agreements with members of the Company’s senior management to govern compensation and other aspects of the employment relationship. The Company limits the use of employment agreements and instead uses severance agreements for most executives. With respect to the named executive officers, at the direction of the Compensation Committee (or its predecessor), the Company has entered into the following written employment agreements with the following executive officers: (i) an Amended and Restated Employment Agreement with Mr. Lumley dated as of August 11, 2010, as amended by the First Amendment to the Employment Agreement dated as of November 16, 2010, (collectively, the “Lumley Employment Agreement”); (ii) an Employment Agreement with Mr. Genito dated as of June 9, 2008, as amended by the Amendment to Employment Agreement dated as of February 24, 2009, the description of the Second Amendment to the Employment Agreement dated as of August 28, 2009 and the Third Amendment to the Employment Agreement dated November 16, 2010 (collectively, the “Genito Employment Agreement”); and (iii) an Employment Agreement with Mr. Martin dated as of September 1, 2014 (the “Martin Employment Agreement”). The Lumley Employment Agreement and Martin Employment Agreement are with both SBI and the Company, and the Genito Employment Agreement is only with SBI. In addition, SBI has entered into a Retention Agreement with Mr. Genito dated as of April 29, 2014, in connection with Mr. Genito’s expected termination of employment with the Company (the

“Genito Retention Agreement”). Mr. Rouve is subject to the Registered Director’s Agreement with Rayovac Europe GmbH (“Rayovac Europe”), an indirect subsidiary of the Company, entered into under German law on August 27, 2007, as amended October 1, 2007, which governs duties, compensation, confidentiality, non-competition, holiday entitlement, non-solicitation, severance and certain other post-employment matters in connection with a potential termination of Mr. Rouve’s employment (the “Rouve Employment Agreement”). Finally, SBI and Mr. Fagre are parties to a Severance Agreement dated as of November 19, 2012, which governs severance, confidentially, non-competition, and certain other post-employment matters in connection with a potential termination of Mr. Fagre’s employment (the “Fagre Severance Agreement”).

Term and Renewal

The current term of the Lumley Employment Agreement expires on April 14, 2015, and the term of the Martin Employment Agreement expires on March 1, 2016. The Lumley Employment Agreement provides that upon each anniversary of the commencement date, the term will automatically be extended for an additional one year, unless either party provides the other with notice of non-renewal at least 90 days prior to the next occurring anniversary of the commencement date. The Martin Employment Agreement provides that upon expiration of the current term (and any subsequent renewal term), unless earlier terminated in accordance with such agreement, the agreement will automatically renew for an additional one-year period on September 1st of each year. The Rouve Employment Agreement continues until either party provides six months’ written notice indicating termination. Under the Genito Retention Agreement, Mr. Genito and SBI have mutually agreed that his employment will terminate effective December 31, 2014 (or on such other date that is mutually agreed to), and it is currently expected that Mr. Genito will depart from the Company on January 2, 2015.

Early Termination of Agreements

The Lumley, Martin, Rouve, and Genito Employment Agreements each permit the Company to terminate the executive’s employment upon written notice in the event of “cause” (as defined below under the heading “Termination and Change in Control Provisions”). In the case of Mr. Lumley, if the behavior giving rise to “cause” is his willful failure or refusal to perform his duties, or follow the direction of the Board of Directors, then Mr. Lumley will have 15 days to cure such behavior; however, if the behavior giving rise to “cause” is a breach of the Lumley Employment Agreement or other material agreement with the Company, he will have 30 days to remedy such behavior. For Mr. Martin, if the behavior giving rise to “cause” is his willful failure or refusal to perform his duties or follow the direction of the Chief Executive Officer or the Board of Directors, or his material breach of his employment agreement or any other agreement with the Company, then Mr. Martin will have 30 days to cure such behavior following notice. For Mr. Genito, if the behavior giving rise to “cause” is his willful failure or refusal to perform his duties or follow the direction of the Chief Executive Officer, or his material breach of his employment agreement or any other agreement with the Company, then he will have 30 days to cure such behavior following notice. For Mr. Rouve, “cause” will be as defined under German law at the time of the occurrence.

The Lumley Employment Agreement permits the Company to terminate Mr. Lumley’s employment without “cause” for any reason upon 60 days’ prior written notice or payment in lieu thereof. The Martin Employment Agreement permits the Company to terminate Mr. Martin’s employment without “cause” for any reason upon 90 days’ prior written notice or payment in lieu thereof. The Genito Employment Agreement permits the Company to terminate Mr. Genito’s employment without “cause” for any reason upon 30 days’ prior written notice. The Rouve Employment Agreement permits termination by the employer for any reason upon six months’ notice or payment in lieu thereof.

The Lumley, Martin, Rouve, and Genito Employment Agreements each permit the Company to terminate the executive’s employment upon 30 days’ written notice, in the cases of Messrs. Lumley, Martin, and Genito, and three months’ written notice in the case of Mr. Rouve, in the event that the executive is unable to perform his duties for a period of at least six months by reason of any mental, physical, or other disability. Each agreement also terminates immediately upon the death of the executive.

The Lumley Employment Agreement allows Mr. Lumley to voluntarily terminate his employment for any reason upon 60 days’ prior written notice. The Martin Employment Agreement allows Mr. Martin to voluntarily terminate his employment for any reason upon 90 days’ prior written notice. The Genito Employment Agreement allows Mr. Genito to voluntarily terminate his employment for any reason upon 30 days’ prior written notice. The Rouve Employment Agreement allows Mr. Rouve to terminate for any reason upon six months’ notice.

The Lumley, Martin, Genito, and Rouve Employment Agreements also provide that if the executive resigns upon the occurrence of specified circumstances that would constitute “good reason” (as defined below under the heading “Termination and Change in Control Provisions”), the executive’s resignation will be treated as a termination by the Company without “cause” and entitle the executive to the payments and benefits due with respect to a termination without “cause” under his respective employment agreement. In order to constitute “good reason” under the respective employment agreements, certain specific notice requirements and cure periods must be satisfied. In the case of Mr. Lumley, he would have to provide the Company with 30 days’ advance written notice of his intent to resign for “good reason” within 60 days following the occurrence of the facts or circumstances giving rise to “good reason,” and the Company will have 30 days thereafter to cure such facts or circumstances. If not cured, Mr. Lumley must terminate his employment within six months of the initial occurrence of the facts or circumstances giving rise to “good reason” in order to constitute “good reason.” In the case of Messrs. Genito and Martin, he would have 90 days following the occurrence of the facts or circumstances giving rise to “good reason” to give written notice to the Company of his intent to terminate for “good reason,” and the Company will have 30 days thereafter to cure such facts or circumstances. In the case of Mr. Rouve, he would have three months following the occurrence of the facts or circumstances giving rise to “good reason” to give written notice of his intent to terminate for “good reason.”

The Fagre Severance Agreement permits the Company to terminate Mr. Fagre’s employment at any time upon written notice for any reason. However, in order for such termination by the Company to be treated as a termination for “cause” (as defined below under the heading “Termination and Change in Control Provisions”) as a result of Mr. Fagre’s (i) willful failure or refusal to perform his duties and responsibilities to the Company or any of its affiliates, or (ii) breach of any of the terms of his severance agreement or any other agreement between Mr. Fagre and the Company, Mr. Fagre must not have remedied or cured such failure, refusal, or breach within a 30-day cure period. Mr. Fagre may also terminate his employment with the Company at any time upon written notice.

The amounts and benefits payable to each such executive upon the termination of such executive’s employment in accordance with their employment agreements are further described under the heading “Termination and Change in Control Provisions.”

Grant of Restricted Stock to Douglas L. Martin

In connection with his appointment as the Executive Vice President and Chief Financial Officer of the Company, on September 1, 2014, the Company made a one-time grant to Mr. Martin of 28,868 shares of time-based restricted stock. This grant was made under the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan (the “2011 Plan”). This award vested in full on October 1, 2014, and is reflected in the “Stock Awards” column in the Summary Compensation Table below.

Grant of Restricted Stock Units to Andreas Rouve

In connection with his appointment as Chief Operating Officer of the Company, on January 27, 2014, the Company made a one-time grant to Mr. Rouve of 5,155 performance-based restricted stock units under the 2014 EIP. This award is reflected in the “Stock Awards” column in the Summary Compensation Table below.

Compensation Components

For Fiscal 2014, the basic elements of our executive compensation program, as designed by the Compensation Committee, were:

•	Base salary;

•	A performance-based annual cash incentive program tied to achievement of performance goals in Fiscal 2014, referred to as our Management Incentive Plan (“MIP”);

•	A two-year performance and time-based equity incentive program tied to achievement of superior results by the end of Fiscal 2014 and, with respect to 50% of any award earned, continued employment through the end of Fiscal 2015, referred to as the Spectrum 750 Plan; and

•	A performance and time-based equity incentive program tied to achievement of performance goals in Fiscal 2014 and, with respect to 50% of any award earned, continued employment through Fiscal 2015, referred to as the Equity Incentive Plan (“EIP”).

In addition, based on individual circumstances, title, position, and responsibilities, each named executive officer received certain other compensation components and perquisites as described herein.

For Fiscal 2015, the basic elements of our executive compensation program, as designed by our Compensation Committee, remain consistent with those outlined above for Fiscal 2014. The Compensation Committee has established an annual MIP and EIP for Fiscal 2015, with the performance targets and potential award amounts for the named executive officers as described below. The Spectrum 750 Plan was a two-year superior achievement plan which covered Fiscal 2013 and 2014 and has now concluded. The Compensation Committee has established a successor, two-year superior achievement program, “Spectrum $2B,” as the successor program to the Spectrum 750 Plan.

Base Salary

The annual base salary for each of Messrs. Lumley, Martin, Genito, and Rouve was initially set forth in each executive’s employment agreement, subject to subsequent increases by the Compensation Committee. Mr. Fagre’s base salary was initially set by the Chief Executive Officer at the time he joined the Company in January 2011. In determining the annual base salary reflected in each named executive officer’s employment agreement or in making any subsequent increases, the Compensation Committee considered current market conditions, the Company’s financial condition at the time such compensation levels were determined, compensation levels for similarly situated executives at other companies, experience level, the duties and responsibilities of such executive’s position, and the relative sizes of the business segments they manage. Base salary level is subject to evaluation from time to time by the Compensation Committee to determine whether any increase is appropriate. As of the end of Fiscal 2014, the annual base salaries for the named executive officers were as follows:

Named Executive	Annual Base Salary at FYE $
David R. Lumley	945,000
Douglas L. Martin	550,000
Anthony L. Genito	480,000
Andreas Rouve	459,965	*
Nathan E. Fagre	375,000

*	The amount in the table above for Mr. Rouve was denominated in Euros and converted to U.S. dollars at the rate of $1.26852 per Euro, which was the published rate from the OANDA Corporation currency database as of September 30, 2014.

In October 2013, the Compensation Committee, with the assistance of Towers Watson, conducted a review of the compensation of the named executive officers and determined to increase Mr. Fagre’s annual base salary to $375,000 from $350,000 effective November 1, 2013, and to increase Mr. Lumley’s base salary to $945,000 from $900,000, effective December 1, 2013. In February 2014, upon Mr. Rouve’s promotion to Chief Operating Officer, the Compensation Committee increased his base salary from €325,000 to €362,600 (or from $412,269 to $459,965 when converted to U.S. dollars based on the September 30, 2014 exchange rate disclosed above).

Management Incentive Plan

General Description

Our management personnel, including our named executive officers, participate in the Company’s annual performance-based cash bonus program referred to as the Management Incentive Plan (or the “MIP”), which is designed to compensate executives and other managers based on achievement of annual corporate, business segment, and/or divisional goals. Under the MIP, each participant has the opportunity to earn a threshold, target, or maximum bonus amount that is contingent upon achieving the performance goals set by the Compensation Committee and reviewed by the Board of Directors. Particular performance objectives (such as increasing EBITDA) are established prior to or during the first quarter of the relevant fiscal year and reflect the Compensation Committee’s views at that time of the critical indicators of Company success in light of the Company’s primary business priorities.

The specific financial targets with respect to performance goals are then set by the Compensation Committee based on the Company’s annual operating plan, as approved by our Board of Directors. The annual operating plan includes performance targets for the Company as a whole as well as for each business segment. In the case of divisional managers within those business segments, divisional level performance targets have also been established.

Fiscal 2014 MIP Program

The Fiscal 2014 MIP program supported the corporate goals of increased EBITDA growth and free cash flow generation described above under the heading “Philosophy on Performance Based Compensation.” The performance goals for Fiscal 2014 were adjusted EBITDA and Free Cash Flow (as defined below), each weighted at 50%.

For Fiscal 2014, “adjusted EBITDA” was defined as earnings (defined as operating income (loss) of the Company plus other income less other expenses) before interest, taxes, depreciation, and amortization and excluding restructuring, acquisition, and integration charges, and other one-time charges. The result of the formula in the preceding sentence was then adjusted so as to negate the effects of acquisitions or dispositions; however, the Compensation Committee had the discretion to determine to include EBITDA from Board-approved acquisitions during the performance period on a case-by-case basis. “Free Cash Flow” meant adjusted EBITDA plus or minus changes in current and long term assets and liabilities, less cash payments for taxes, restructuring and interest, but excluding proceeds from acquisitions or dispositions. Any reductions in Free Cash Flow resulting from transaction costs or financing fees incurred in connection with any acquisition or refinancing approved by the Board of Directors (in each case during the performance period) was added back to Free Cash Flow.

For Messrs. Lumley, Genito, and Fagre, the Fiscal 2014 performance targets were the same as for the Company as a whole. For Mr. Rouve, with respect to adjusted EBITDA, 80% of that target was based on performance of the International operations, and 20% was based on the Company as a whole.

The target Fiscal 2014 MIP award levels achievable for each participating named executive officer (as set forth in their respective employment agreements) were as follows (Mr. Martin joined the Company on September 1, 2014, and therefore did not participate in the Fiscal 2014 MIP):

Named Executive	MIP Target as % of Annual Base
David R. Lumley	115%
Anthony L. Genito	100%
Andreas Rouve	75%
Nathan E. Fagre	60%

The 2014 MIP plan design had a minimum financial threshold for each of adjusted EBITDA and Free Cash Flow, below which there was no payout with respect to that objective. The achievement of the goals of adjusted EBITDA and Free Cash Flow were determined and earned independently of one another. The table below reflects for each named executive officer the percentage of his target award achievable pursuant to the performance goals applicable to his award, the performance required to achieve the threshold, target, and maximum payouts based on those performance goals, and the actual 2014 payout factors achieved.

			Performance Required to Achieve Bonus % Indicated ($ in millions)
NEO	Performance Metric	Weight (% of Target Bonus)	Threshold (50%)	Target (100%)	Maximum (200%, 250% for Mr. Lumley)	Calculated 2014 Payout Factor (% of Target Bonus)

David R. Lumley	Consolidated Adjusted EBITDA	50%	$690.0	$710.0	$773.9	122.06
Anthony L. Genito Nathan E. Fagre	Consolidated Free Cash Flow	50%	$254.0	$340.0	$370.6	100.00

Andreas Rouve	Consolidated Adjusted EBITDA	10%	$690.0	$710.0	$773.9	122.06

	Consolidated International EBITDA	40%	$228.0	$246.0	$268.1	119.57

	Consolidated Free Cash Flow	50%	$254.0	$340.0	$370.6	100.00

Fiscal 2015 MIP Program

The Fiscal 2015 MIP program continues to follow the plan design from previous years, with the same corporate goals of increasing EBITDA growth and Free Cash Flow generation (each as defined above). For the Fiscal 2015 MIP the performance goals and weights, as well as the definitions of adjusted EBITDA and Free Cash Flow, are the same as described above for the Fiscal 2014 MIP, provided that the performance targets for each of Messrs. Lumley, Martin, Rouve, and Fagre are equal to those established for the Company as a whole and are not subdivided with regard to the performance of specific business segments or units.

The Fiscal 2015 MIP award levels achievable at target for the continuing named executive officers are as follows (Mr. Genito is not participating in the Fiscal 2015 MIP due to his expected departure from the Company):

Named Executive	MIP Target as % of Annual Base
David R. Lumley	115%
Douglas L. Martin	90%
Andreas Rouve	75%
Nathan E. Fagre	60%

The Fiscal 2015 MIP plan design has a minimum financial threshold for each of adjusted EBITDA and Free Cash Flow, below which there will be no payout with respect to that objective. The achievement of the goals of adjusted EBITDA and Free Cash Flow are determined and earned independently of one another. The named executive officer must be an active employee of the Company on the payout date in order to receive any earned awards. In addition, in the discretion of the Chief Executive Officer, the Company may issue up to a total of $10 million in equity awards to designated participants in lieu of any cash bonuses earned under the Fiscal 2015 MIP. The table below reflects for each named executive officer the percentage of his target award achievable pursuant to the performance goals applicable to his award, and the performance required to achieve the threshold, target, and maximum payouts based on those performance goals.

			Performance Required to Achieve Bonus % Indicated ($ in millions)
NEO	Performance Metric	Weight (% of Target Bonus)	Threshold (50%)	Target (100%)	Maximum (200%; 250% for Mr. Lumley)

David R. Lumley	Consolidated Adjusted EBITDA	50%	$724.2	$760.0	$798.0
Douglas L. Martin Nathan E. Fagre	Consolidated Free Cash Flow	50%	$360.0	$400.0	$436.0
Andreas Rouve

Spectrum 750 Plan

During Fiscal 2012, the Compensation Committee, in consultation with members of management, its independent compensation consultant, and outside counsel for the Compensation Committee, adopted a multi-year superior achievement program to promote the attainment of stretch goals for key financial performance metrics for a two-year performance period consisting of Fiscal 2013 and Fiscal 2014 (the “750 Performance Period”). Because the program included a goal of achieving adjusted EBITDA of $750 million in Fiscal 2014, the program is referred to as the “Spectrum 750 Plan” or “Spectrum 750.”

The Spectrum 750 Plan was a two-year superior achievement program, with three key performance targets: (1) achieving adjusted EBITDA of at least $750 million in Fiscal 2014; (2) achieving cumulative Free Cash Flow over Fiscal 2013 and Fiscal 2014 of at least $550 million; and (3) achieving an earnings per share (EPS) metric in Fiscal 2014 of at least $5.00 per share. In terms of potential award payouts, 40% of the award was based on adjusted EBITDA, 40% on cumulative Free Cash Flow, and 20% on the EPS metric. Earning awards for these metrics were independent of one another. In addition, there would be no payout with respect to a metric if the target financial goal for that metric was not achieved as of September 30, 2014.

Participants in the Spectrum 750 Plan had the opportunity to earn additional award amounts based on achievement in excess of the performance targets. The overachievement performance targets and weighting were as follows: (1) 40% of the overachievement award was based on adjusted EBITDA of $800 million as of September 30, 2014; (2) 40% of the overachievement award was based on cumulative Free Cash Flow of $600 million for Fiscal 2013 and 2014 combined; and (3) 20% of the overachievement award was based on EPS of $6.00 per share for Fiscal 2014. Awards were subject to adjustment based on linear interpolation for performance in excess of target.

For purposes of determining achievement of the targets under the Spectrum 750 Plan, the Compensation Committee established the following definitions:

“Adjusted Diluted EPS” means GAAP diluted income per share adjusted for the following items as they relate to the calculation of net income: acquisition and integration related charges, restructuring and related charges, one-time debt refinancing costs, inventory fair-value adjustments related to acquisitions, discontinued operations, stock-based compensation amortization related to the Spectrum 750 Plan, the 2013 EIP, and the 2014 EIP, and normalizing the consolidated tax rate at 35 percent. “Adjusted EBITDA” means earnings (defined as operating income (loss) of the Company plus other income less other expenses) before interest, taxes, depreciation, and amortization and excluding restructuring, acquisition, and integration charges, discontinued operations, and other one-time charges. The result of the formula in the preceding sentence was then adjusted so as to negate the effects of acquisitions or dispositions; provided, however that Adjusted EBITDA resulting from businesses or products lines acquired (in Board-approved transactions) during the 750 Performance Period were subject to inclusion in the calculation from the date of acquisition subject to Compensation Committee approval. EBITDA as a result of the Company’s acquisition of HHI (including TLM), and a majority interest in Shaser, Inc. were included in the calculation of Adjusted EBITDA. “Cumulative Free Cash Flow” means the cumulative amount during the 750 Performance Period of Adjusted EBITDA plus or minus changes in current and long term assets and liabilities, less cash payments for taxes, restructuring, and interest, but excluding proceeds from acquisitions or dispositions. Any reductions in Cumulative Free Cash Flow resulting from transaction costs or financing fees incurred in connection with any Board-approved acquisition, disposition, or refinancing (in each case during the 750 Performance Period) could be added back to Cumulative Free Cash Flow. Cumulative Free Cash Flow as a result of the acquisition of a majority of Shaser, Inc. and as a result of the acquisitions of HHI and TLM, following the dates of their respective acquisitions, were included in the calculation of Cumulative Free Cash Flow.

Payment and Vesting; Eligibility

Under the Spectrum 750 Plan, awards were denominated in dollars but paid out in RSUs or shares of restricted stock based upon fair market value as of September 30, 2014. Each participant was granted a target dollar value. The RSUs or restricted stock earned will be issued under the 2011 Plan. If the applicable performance criteria were met as of September 30, 2014, 50% of the award was required to be paid in fully vested RSUs or restricted stock within 74 days of the close of Fiscal 2014, and 50% was required to be paid in RSUs or restricted stock which vest one year from the prior vesting date, subject to continued employment and any other applicable terms in the underlying award agreement. There were approximately 150 participants in the Spectrum 750 Plan.

The Spectrum 750 Plan also required that the named executive officers, presidents of major business units, and seven other senior executives who receive RSUs or restricted stock pursuant to the plan adhere to certain share retention requirements. In this regard, these participants are required to hold at least 25% of the shares they receive (net of shares sold or withheld by the Company for tax purposes) for a one-year period after the date the shares vest.

Awards Under the Spectrum 750 Plan

In early Fiscal 2013, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, approved the following award opportunities under the Spectrum 750 Plan for the Company’s named executive officers (Mr. Martin is not included in this table because he was not a participant in the 750 Plan):

	Value of RSUs or Restricted Stock Granted (in $)
Name	Award at Target	Award at Maximum Overachievement	Total
David R. Lumley	$10,000,000	$5,000,000	$15,000,000
Anthony L. Genito	$3,500,000	$1,500,000	$5,000,000
Andreas Rouve	$775,000	$271,250	$1,046,250
Nathan E. Fagre	$350,000	$122,500	$472,500

Based on performance results for the Spectrum 750 Performance Period, Mr. Lumley earned $6,000,000, which was converted into 66,276 RSUs; Mr. Genito earned $1,988,000, which was converted into 21,959 RSUs; Mr. Rouve earned $418,500, which was converted into 4,622 RSUs; and Mr. Fagre earned $189,000, which was converted into 2,087 RSUs, in each case, 50% of which were vested on December 1, 2014 and 50% of which shall vest on December 1, 2015.

Spectrum $2B Plan

During Fiscal 2014 and 2015, the Compensation Committee, in consultation with members of management, its independent compensation consultant, and outside counsel for the Compensation Committee, reviewed and evaluated the success of the Spectrum 750 Plan in light of its original objectives of incentivizing senior management to drive the Company’s performance in excess of forecasted levels during Fiscal 2013 and 2014. The Compensation Committee determined Spectrum 750 had succeeded in driving accelerated growth of stockholder value during the 2-year performance period, even though of the three metrics, one was achieved. In designing a successor multi-year plan, the Compensation Committee selected financial performance metrics and targets that similarly would promote significant stockholder value creation. The metrics and targets provide strong incentives to management throughout the 2-year performance cycle as they are challenging, but attainable. Because the successor program includes a goal of achieving $2 billion of value creation by the end of Fiscal 2016, the program is referred to as the “Spectrum $2B Plan” or “Spectrum $2B.”

The Compensation Committee is retaining the same performance metrics for the Spectrum $2B Plan that were used for Spectrum 750 (i.e., Adjusted EBITDA, Cumulative Free Cash flow, and Adjusted Diluted EPS). Similarly, Spectrum $2B is a two-year superior achievement program with the following key performance targets: (1) achieving Adjusted EBITDA of at least $800 million in Fiscal 2016; (2) achieving Cumulative Free Cash Flow over Fiscal 2015 and 2016 of at least $800 million; and (3) achieving Adjusted Diluted EPS in Fiscal 2016 of at least $5.00 per share. In terms of potential award payouts, 40% of the award is based on Adjusted EBITDA, 40% on Cumulative Free Cash Flow, and 20% on Adjusted Diluted EPS. In addition, there would be no payout with respect to a metric if the performance target is not fully achieved as of September 30, 2016.

Participants in Spectrum $2B have the opportunity to earn additional award amounts based on achievement in excess of the performance targets. The overachievement performance targets and weighting are as follows: (1) 40% of the overachievement award is based on Adjusted EBITDA of $835 million as of September 30, 2016, with linear interpolation of the award if Adjusted EBITDA is between $800 million and $835 million for Fiscal 2016; (2) 40% is based on Cumulative Free Cash flow of $875 million for Fiscal 2015 and 2016 combined, with linear interpolation of the award if such metric is between $800 million and $875 million for Fiscal 2015 and 2016 combined; and (3) 20% is based on Adjusted Diluted EPS of $5.25 per share for Fiscal 2016, with linear interpolation of the award if such metric is between $5.00 and $5.25 per share for Fiscal 2016. Under the Spectrum $2B Plan, maximum payout under each of the performance measures will be reduced by half if the performance on the remaining measures is less than 90 percent of target on each.

Under the plan design, awards are denominated in dollars and will be payable in RSUs based on the fair market of the Company’s shares as of September 30, 2016. Accordingly, there is a target dollar value for the awards to be earned by the named executive officers and other plan participants. If the above performance measures are satisfied as of September 30, 2016, then 50% of the award will be paid in fully vested RSUs within 74 days after the end of Fiscal 2016, and 50% will be paid in RSUs which vest on the first anniversary of the initial vesting date. The named executive officers are required to retain at least 50% of the shares they receive upon vesting (net of any shares withheld by the Company upon vesting for tax purposes) for two years after vesting. There are approximately between 150 and 200 participants in the plan.

Equity Incentive Plans Background

2014 EIP

The 2014 EIP program is consistent with our prior years’ EIP programs. In this regard, awards under the 2014 EIP for all participants were made in the form of performance-based RSUs, and the award agreements provide that the RSUs will vest based on the achievement of the performance goals set for the Company for Fiscal 2014 and on the continued employment of the participant through the fiscal year performance cycle. The Company performance goals are adjusted EBITDA and Free Cash Flow, and the targets are as set forth in the Company’s Annual Operating Plan approved by the Board of Directors. The weighting of these goals is 50% for adjusted EBITDA and 50% for Free Cash Flow.

The two performance goals are earned independently of one another. For the Free Cash Flow goal, achievement is measured on a consolidated Company-wide basis for all the named executive officers (for 50% of their target awards). For the adjusted EBITDA goal, with respect to Messrs. Lumley, Genito, and Fagre, achievement is also measured on a Company-wide basis (for the remaining 50% of their target awards). For Mr. Rouve, achievement of the adjusted EBITDA goal is measured both on a Company-wide basis (for 10% of his total target award) and on adjusted EBITDA for the consolidated international operations (for 40% of his total target award).

The potential 2014 RSUs that could be earned by each participating named executive officer in respect of the 50% of the award based on adjusted EBITDA (expressed as a percentage of that portion of the award amount), ranged from 50% for achievement of the threshold adjusted EBITDA performance level established by the Compensation Committee, 100% for achieving the goal in full at the target performance level, and up to a maximum of 150% of the target award if actual performance reached or exceeded the specified upper achievement threshold. For the 50% of the award based on Free Cash Flow, the named executive officers could earn 50% of this portion of the award for achievement of the threshold Free Cash Flow performance level, 100% for achieving the goal in full at the target performance level, and up to a maximum of 135% of the target award if actual performance reached or exceeded the specified upper achievement threshold. The award agreements for the 2014 EIP provided that if an award is earned for Fiscal 2014, then 50% of the RSUs awarded would vest as soon as practicable after certification of the results by the Compensation Committee, but no later than 74 days following the end of Fiscal 2014, and 50% would vest on the first anniversary of the initial vesting date, subject to continued employment on such anniversary. Performance between threshold and target levels, and between target and maximum levels, would be earned based on a linear curve between the various levels. If both applicable threshold performances were not achieved, then no RSUs would be earned under the 2014 EIP.

The plan design for the 2014 EIP was such that the minimum thresholds for earning any award under either goal were set at the level of the prior year’s actual performance. The Compensation Committee also provided in the award agreements for the named executive officers in the 2014 EIP program that such officers were required to hold at least 25% of the net shares they receive (after any shares withheld by the Company for tax purposes) for at least one year. In addition, the named executive officers, and all other officers at the Vice President level or higher, were subject to the share ownership guidelines discussed below.

The table below reflects for each participating named executive officer the RSU award amount, the performance metrics established by the Compensation Committee, the weighting of each performance metric, the percentage of his target award achievable pursuant to the performance goals applicable to his award, the performance required to achieve the threshold, target, and maximum vesting eligibility based on those performance goals, and the percentage payout factor actually achieved (Mr. Martin is not included in this table because he was not a participant in the 2014 EIP):

			Performance Required to Be Eligible To Vest – Indicated % of RSUs ($ in millions)
NEO (# of RSUs Awarded)	Performance Metric	Weight (% of Target Award)	Threshold (50%)	Target (100%)	Maximum (150% for Adjusted EBITDA; 135% for Free Cash Flow)	Calculated 2014 Payout Factor (% of Target Bonus)

David R. Lumley (84,398)	Consolidated Adjusted EBITDA	50%	$690.0	$710.0	$773.9	116.61%
	Consolidated Free Cash Flow	50%	$254.0	$340.0	$370.6	100.00%

Anthony L. Genito (38,363)	Consolidated Adjusted EBITDA	50%	$690.0	$710.0	$773.9	116.61%

	Consolidated Free Cash Flow	50%	$254.0	$340.0	$370.6	100.00%

Andreas Rouve (25,523)	Consolidated Adjusted EBITDA	50%	$690.0	$710.0	$773.9	116.61%
	Consolidated Free Cash Flow	50%	$254.0	$340.0	$370.6	100.00%

Nathan E. Fagre (19,949)	Consolidated Adjusted EBITDA	50%	$690.0	$710.0	$773.9	116.61%

	Consolidated Free Cash Flow	50%	$254.0	$340.0	$370.6	100.00%

Of the RSUs granted as listed above, a portion of the granted amount constitutes an award for overachievement of the financial targets. For Mr. Lumley, this portion is 6,472 RSUs; for Mr. Genito, 2,942 RSUs; for Mr. Rouve, 1,958 RSUs; and for Mr. Fagre, 1,530 RSUs. These RSUs will vest on the first anniversary of the initial vesting date, on December 1, 2015, so long as the recipient remains employed with the Company on such date and the Fiscal 2015 levels of adjusted EBITDA and consolidated free cash flow are at least as great as the Fiscal 2014 results.

2015 EIP

The 2015 EIP program continues to be consistent with the design of our prior years’ EIP programs. As with prior years, awards under the 2015 EIP for all participants are made in the form of performance-based RSUs, and the award agreements will provide that RSUs will vest based on the achievement of the performance goals set for the Company for Fiscal 2015 and on the continued employment of the participant through the fiscal year performance cycle. As with prior years, for the 2015 EIP the Company performance goals are adjusted EBITDA and Free Cash Flow, and the targets are as set forth in the Company’s Annual Operating Plan approved by the Board of Directors. The weighting of these two goals is 50% for adjusted EBITDA and 50% for Free Cash Flow.

As with prior years, under the 2015 EIP the two performance goals are earned independently of one another. For the 2015 EIP, the achievement of the performance goals for each of Messrs. Lumley, Martin, Rouve, and Fagre are measured on a consolidated Company-wide basis and are not subdivided with regard to the performance of specific business segments or units.

The potential 2015 RSUs that may be earned for each of our participating named executive officers, for the 50% of the award based on adjusted EBITDA, expressed as a percentage of that portion of the award amount, range from 50% for achievement of the threshold adjusted EBITDA performance level established by the Compensation Committee of $724.2 million, 100% for achieving the performance goal in full at the target performance level of

$760.0 million, and up to a maximum of 135% of the target award if actual performance reaches or exceeds the upper achievement threshold of $798.0 million. For the 50% of the award based on Free Cash Flow, the named executive officers could achieve 50% of this portion of the award for achievement of the threshold Free Cash Flow performance level of $360.0 million, 100% for achieving the performance goal in full at the target performance level of $400.0 million, and up to a maximum of 135% of the target award if actual performance reaches or exceeds the upper achievement threshold of $424.0 million.

The 2015 EIP design has a minimum financial threshold for each of adjusted EBITDA and Free Cash Flow, set at the level of better than the prior year’s actual performance, below which there will be no payout with respect to that objective. The award agreements for the 2015 EIP provide that if an award is earned for Fiscal 2015, then 50% of the RSUs awarded would vest as soon as practicable after certification of the results by the Compensation Committee, but no later than 74 days following the end of Fiscal 2015, and 50% would vest on the first anniversary of the initial vesting date, subject to continued employment on such anniversary. Performance between threshold and target levels, and between target and maximum levels, would be earned based on a linear curve between the various levels. If both applicable threshold performances are not achieved, then no RSUs will be earned. The Compensation Committee also will provide in the award agreements for the named executive officers in the 2015 EIP program that such officers are required to hold at least 25% of the net shares they receive (after any shares withheld by the Company for tax purposes) for at least one year. In addition, the named executive officers, and all other officers at the Vice President level or higher, are subject to the share ownership guidelines discussed below.

Other Compensation Matters

Stock Ownership Guidelines

The Board of Directors believes that certain of the Company’s officers should own and hold Company common stock to further align their interests with the interests of stockholders and to further promote the Company’s commitment to sound corporate governance. Therefore, effective January 29, 2013, the Board of Directors, upon the recommendation of the Compensation Committee, established stock ownership guidelines applicable to the Company’s named executive officers and all other officers of the Company and its subsidiaries with a level of Vice President or above.

Under the stock ownership guidelines, the applicable officers are expected to achieve the levels of stock ownership indicated below (which equal a dollar value of stock based on a multiple of the officer’s base salary) in the applicable time periods:

Position	$ Value of Stock to be Retained (Multiple of Base Salary)	Years to Achieve
Chief Executive Officer	5x Base Salary	2 years
Chief Financial Officer, Chief Operating Officer, and Presidents of business units	3x Base Salary	2 years
General Counsel and Senior Vice Presidents	2x Base Salary	3 years
Vice Presidents	1x Base Salary	3 years

The stock ownership levels attained by an officer are based on shares directly owned by the officer, whether through earned and vested RSU or restricted stock grants or open market purchases. Unvested restricted shares, unvested RSUs, and stock options are not counted toward the ownership goals. The Compensation Committee reviews, on an annual basis, the progress of the officers in meeting the guidelines, and in some circumstances failure to meet the guidelines by an officer could result in additional retention requirements or other actions by the Compensation Committee.

In addition, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, business unit Presidents, the General Counsel, and six other officers also are subject to an additional stock retention requirement that they must retain at least 25% of their net shares of Company stock (after tax withholding) received under awards granted under the Fiscal 2014 EIP, Fiscal 2015 EIP, and Spectrum 750 Plan for one year after the vesting date of such awards. Under the terms of the Spectrum $2B Plan, all participants at the level of Vice President or higher will be subject to the 50% stock retention requirement (net of tax withholding) for two years after the date of vesting of awards under that plan.

Deferral and Post-Termination Rights

Retirement Benefits

The Company maintains a 401(k) plan for its employees, including the named executive officers.

Supplemental Executive Life Insurance Program

Each of Messrs. Lumley, Martin, and Genito participates in a program pursuant to which the Company on behalf of each participant makes an annual contribution on October 1 each year equal to 15% of such participant’s base salary as of that date into a company-owned executive life insurance policy for such participant. The investment options for each such policy are selected by the participant from among a limited number of alternatives provided by the insurance provider.

Post-Termination Benefits

As described above, the Company has entered into agreements with Messrs. Lumley, Martin, Rouve, and Fagre which govern, among other things, post-termination benefits payable to each such named executive officer should his employment with the Company terminate. In addition, SBI has entered into the Genito Retention Agreement which provides for certain benefits and compensation to Mr. Genito in connection with his termination of employment with the Company. A detailed description of the post-termination rights and benefits pursuant to each of the agreements described in this paragraph is set forth under the heading “Termination and Change in Control Provisions” below.

Perquisites and Benefits

The Company provides certain limited perquisites and other special benefits to certain executives, including the named executive officers. Among these benefits are financial planning services, tax planning services, car allowances or leased car programs, executive medical exams, and executive life and disability insurance.

Timing and Pricing of Stock-Based Grants

The Company currently does not issue stock options to any officers or employees. Traditionally, annual grants of restricted stock or RSUs to our named executive officers are made on the date or as soon as practicable following the date on which such grants are approved by the Compensation Committee or the Board, or, if the award dictates the achievement of a particular event prior to grant, as soon as practicable after the achievement of such event. For purposes of valuing awards made under the 2011 Plan, the grant price is the closing sales price of the Company’s common stock on the exchange on which the Company’s shares are listed on the grant date.

Tax Treatment of Certain Compensation

Pursuant to Section 162(m) of the Internal Revenue Code, the Company may not be able to deduct certain forms of compensation paid to its Chief Executive Officer and the three other most highly compensated named executive officers (other than the Chief Financial Officer) who remain employed at the end of a fiscal year to the extent such compensation exceeds $1,000,000. This section also includes an exception for certain performance-based compensation awards. While the Compensation Committee believes that it is generally in the Company’s best interests to satisfy these deductibility requirements, it retains the right to authorize payments in excess of the deductibility limits if it believes it to be in the interests of the Company and its stockholders. The Company has had in the past, and specifically reserves the right to have in the future, instances where it pays compensation to its executives that exceeds the deductibility limits.

Tax Payments

The Company provides increases in payments to the named executive officers and other management personnel to cover personal income tax due as a result of imputed income in connection with the provision of the following perquisites: car allowance or company leased car, financial planning and tax planning and executive life and disability insurance, and Company-required relocation. Beyond these tax payments, the Company does not make any other payments to the named executive officers to cover personal income taxes.

Governing Plans

On October 21, 2010, our Board of Directors approved the 2011 Plan, subject to the approval of the stockholders at the 2011 Annual Meeting. The 2011 Plan was subsequently approved at the 2011 Annual Meeting. At the 2014 Annual Meeting, our stockholders approved an amendment to the 2011 Plan to increase by 1,000,000 the number of shares of Common Stock available for issuance under the 2011 Plan, for an aggregate total of 5,625,676 shares. As of December 8, 2014, we have issued a total of 4,657,088 restricted shares and RSUs under the 2011 Plan, and have remaining authorization under the 2011 Plan to issue up to a total of 968,588 shares of our common stock, or options or restricted stock units exercisable for shares of common stock.

Clawback/Forfeiture and Recoupment Policy

Under the 2011 Plan, any equity award agreement granted may be cancelled by the Compensation Committee in its sole discretion, except as prohibited by applicable law, if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interests of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities engaged in activity, as determined by the Compensation Committee in its sole discretion. The Compensation Committee may also provide in any award agreement that the participant will forfeit any gain realized on the vesting or exercise of such award, and must repay the gain to the Company, in each case except as prohibited by applicable law, if (a) the participant engages in any activity referred to in the preceding sentence, or (b) the amount of any such gain is in excess of what the participant should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations, or other administrative error). Additionally, awards are subject to claw-back, forfeiture, or similar requirements to the extent required by applicable law (including without limitation Section 302 of the Sarbanes-Oxley Act and Section 954 of the Dodd Frank Act). All equity awards that have been granted under the 2011 Plan to date include such provisions.

Executive Compensation Tables

The following tables and footnotes show the compensation earned for service in all capacities during Fiscal 2014, Fiscal 2013, and Fiscal 2012 by the Company’s named executive officers. The Stock Awards itemized below for the named executive officers for Fiscal 2012 reflect the 2012 EIP awards and, with respect to Mr. Fagre only, a restricted stock award. For 2013, the Stock Awards for the named executive officers include the 2013 EIP awards, the HHI Integration Bonus awards (with respect to Mr. Lumley and Mr. Genito), and the Spectrum 750 Plan awards. For 2014, the Stock Awards for the named executive officers include the 2014 EIP awards, and, with respect to Mr. Martin, a one-time restricted stock grant made in connection with joining the Company and his forfeiture of equity awards at his former employer.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary $	Bonus $		Stock Awards(2) $	Non- Equity Incentive Plan Compensation(3) $	All Other Compensation(4) $	Total $
David R. Lumley	2014	939,375	—		5,500,017	1,206,619	123,918	7,769,929
Chief Executive Officer and	2013	882,692	—		16,837,640	1,035,000	108,710	18,864,041
President	2012	882,692	—		4,665,500	1,417,950	92,742	7,058,866

Douglas L. Martin	2014	45,833	845,000	(5)	2,500,000	—	—	3,390,833
Executive Vice President and
Chief Financial Officer

Anthony L. Genito(6)	2014	480,000	—		2,500,014	532,944	101,294	3,614,252
Executive Vice President and	2013	470,769	—		7,157,948	480,000	122,058	8,230,775
Chief Accounting Officer; former	2012	439,744	—		2,388,865	657,600	130,691	3,616,900
Chief Financial Officer

Andreas Rouve(7)	2014	452,659	—		1,650,038	372,519	16,063	2,491,279
Chief Operating Officer	2013	439,397	—		1,661,400	354,897	14,062	2,469,757

Nathan E. Fagre	2014	372,917	—		1,300,013	249,818	31,139	1,953,887
Senior Vice President, General	2013	343,269	—		1,014,800	210,000	39,359	1,607,428
Counsel and Secretary	2012	315,064	—		444,225	287,700	117,713	1,164,702

(1)	Titles included in this column are as of September 30, 2014.
(2)	For Fiscal 2014, this column reflects grants of performance-based restricted stock units under the 2014 EIP, and, with respect to Mr. Martin only, under the 2011 Plan relating to a one-time grant of 28,868 shares of time-based restricted stock granted on September 1, 2014 in connection with his appointment as the Executive Vice President and Chief Financial Officer of the Company. For Fiscal 2013, this column reflects grants of performance-based restricted stock units under the 2013 EIP, a one-time special incentive integration bonus award in connection with the acquisition of the hardware and home improvement business from Stanley Black & Decker, Inc., and grants under the Spectrum 750 Plan. For Fiscal 2012, this column reflects grants of performance-based restricted stock units under the 2012 EIP, and, with respect to Mr. Fagre only, under the 2011 Plan relating to a one-time grant of 5,000 shares of restricted stock. This column reflects the aggregate grant date fair value of the awards computed in accordance with ASC Topic 718. For a discussion of the relevant ASC 718 valuation assumptions, see Note 2, Significant Accounting Policies and Practices, of the Notes to Consolidated Financial Statements, included in the Company’s Annual Report on Form 10-K for Fiscal 2014. The performance-based restricted stock unit awards are subject to performance conditions and the values listed in this column with respect to such awards are based on the probable outcome of such conditions at target as of the grant date. If the conditions for the highest level of performance are achieved, the value of the awards would be as follows (with the exception of Mr. Martin, who did not receive any grants of performance-based RSUs in Fiscal 2014): Mr. Lumley (2014 – $7,810,030; 2013 – $23,561,200, which includes $15,000,000 under Spectrum 750; and 2012 – $6,220,649); Mr. Genito (2014 – $3,550,033; 2013 – $9,519,706, which includes $5,000,000 under Spectrum 750; and 2012 – $3,185,171); Mr. Rouve (2014 – $2,343,048; and 2013 – $2,242,890, which includes $1,046,250 under Spectrum 750); and Mr. Fagre (2014 – $1,846,020; 2013 – $1,369,980, which includes $472,500 under Spectrum 750; and 2012 – $376,250). At the lowest level of performance, the performance-based restricted stock unit awards are forfeited.
(3)	For Fiscal 2014, 2013, and 2012, this column represents amounts earned under the Company’s 2014, 2013, and 2012 MIP, as applicable. For additional detail on the 2014 MIP and the determination of the cash awards thereunder, please refer to the discussion under the headings “Management Incentive Plan” and “Long Term Incentive Plans Background,” and the table entitled “Grants of Plan-Based Awards Table for Fiscal Year 2014” and its accompanying footnotes. The cash incentive awards payable under the 2014 and 2013 MIP for Messrs. Lumley, Genito, Rouve, and Fagre were settled in shares of common stock in lieu of cash on December 2, 2013 and December 5, 2014, respectively, as follows: Mr. Lumley – 16,049 shares for the 2013 MIP and 13,336 shares for the 2014 MIP; Mr. Genito – 7,433 shares for the 2013 MIP and 5,890 shares for the 2014 MIP; Mr. Rouve – 5,495 shares for the 2013 MIP and 4,117 shares for the 2014 MIP; and Mr. Fagre – 3,256 shares for the 2013 MIP and 2,761 shares for the 2014 MIP. The values of these awards under the 2013 MIP (while settled in common stock) are included in the “Non-Equity Incentive Plan Compensation” column above for 2013 and not in the “Stock Awards” column.
(4)	Please see the following tables for the details of the amounts that comprise the All Other Compensation column.

(5)	Represents a signing bonus of $345,000 and a relocation bonus of $500,000 earned by Mr. Martin in Fiscal 2014, and payable in cash, in connection with his appointment as Executive Vice President and Chief Financial Officer of the Company.
(6)	On April 29, 2014, the Company and Mr. Genito agreed that, effective December 31, 2014 (or such other date that is agreed to), Mr. Genito will resign from all positions he holds with the Company. Mr. Genito resigned from his position as Chief Financial Officer on August 31, 2014. He will remain employed by the Company through his date of departure, which currently is expected to be January 2, 2015.
(7)	All amounts in the table above for Mr. Rouve were denominated in Euros and converted to U.S. dollars at the rate of $1.26852 per Euro, which was the published rate from the OANDA Corporation currency database as of September 30, 2014.

All Other Compensation Table for Fiscal Year 2014

Name	Financial Planning Services Provided to Executive $	Life Insurance Premiums Paid on Executive’s Behalf(1) $	Car Allowance/ Personal Use of Company Car(2) $	Tax Equalization Payments(3) $	Company Contributions to Executive’s Qualified Retirement Plan(4) $	Health Care Insurance Bonus $	Total
David R. Lumley	30,000	17,577	17,929	50,675	7,737	—	123,918
Douglas L. Martin	—	—	—	—	—	—	—
Anthony L. Genito	20,000	7,488	22,786	43,470	7,550	—	101,294
Andreas Rouve(5)	—	364	10,896	—	—	4,803	16,063
Nathan E. Fagre	—	3,396	18,000	1,837	7,906	—	31,139

(1)	The amount represents the life insurance premium paid for the fiscal year. The Company provides life insurance coverage equal to three times base salary for each executive officer.
(2)	The Company sponsors a leased car and car allowance program. Under the leased car program, costs associated with using the vehicle are also provided. These include maintenance, insurance, and license and registration. Under the car allowance program, the executive receives a fixed monthly allowance. Mr. Lumley and Mr. Genito participated in the leased car program. Mr. Fagre received up to $1,500 per month for a car allowance.
(3)	Includes tax payments for the financial benefits received for the following executive benefits and perquisites: financial planning, executive life insurance, and executive leased car program, as described under the heading “Tax Payments.”
(4)	Represents amounts contributed under the Company-sponsored 401(k) retirement plan.
(5)	All amounts in the table above for Mr. Rouve were denominated in Euros and converted to U.S. dollars at the rate of $1.26852 per Euro, which was the published rate from the OANDA Corporation currency database as of September 30, 2014.

Grants of Plan-Based Awards

The following table and footnotes provide information with respect to equity grants made to the named executive officers indicated in the table during Fiscal 2014 as well as the range of future payouts under non-equity incentive plans for the named executive officers.

Grants of Plan-Based Awards Table for Fiscal Year 2014

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #	Grant Date Fair Value of Stock and Option Awards(3) $
Name	Grant Date		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
David R. Lumley	10/1/2013	(1)	271,688	1,086,750	2,716,875
	11/29/2013	(2)				19,482	77,926	110,655		5,500,017

Douglas L. Martin	8/29/2014	(4)							28,868	2,500,000

Anthony L. Genito	10/1/2013	(1)	120,000	480,000	960,000
	11/29/2013	(2)				8,855	35,421	50,298		2,500,014

Andreas Rouve	10/1/2013	(1)	86,243	344,974	689,948
	11/29/2013	(2)				4,605	18,419	26,155		1,300,013
	1/27/2014	(5)				1,289	5,155	7,320		350,025

Nathan E. Fagre	10/1/2013	(1)	56,250	225,000	450,000
	11/29/2013	(2)				4,605	18,419	26,155		1,300,013

(1)	Represents the threshold, target, and maximum payouts under the Company’s 2014 MIP. The actual amounts earned under the plan for Fiscal 2014 are disclosed in the Summary Compensation Table above as part of the column entitled “Non-Equity Incentive Plan Compensation.” For Mr. Lumley, the maximum payout is equal to 250% of target, while the maximum payout for Messrs. Martin, Genito, Rouve, and Fagre is equal to 200% of target. Amounts disclosed for Mr. Rouve were denominated in Euros and converted to U.S. dollars at the rate of $1.26852 per Euro, which was the published rate from the OANDA Corporation currency database as of September 30, 2014.
(2)	Represents the threshold, target, and maximum payouts, denominated in the number of shares of stock, in respect of performance-based restricted stock units granted under the Company’s 2014 EIP. See “Compensation Discussion and Analysis – Equity Incentive Plans Background – 2014 EIP” for a discussion of the performance measures applicable to the grants.
(3)	Reflects the value at the grant date based upon the probable outcome of the relevant performance conditions at target. This amount is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of any estimated forfeitures.
(4)	Represents a one-time time-based restricted stock award granted to Mr. Martin on September 1, 2014 in connection with his appointment as the Executive Vice President and Chief Financial Officer of the Company. The aggregate value of the award has been calculated to be equal to the closing price of the Company’s common stock on the last trading date on the NYSE prior to the grant date, which was August 29, 2014, or $86.60 per share.
(5)	Represents the threshold, target, and maximum payouts, denominated in the number of shares of stock, in respect of a one-time grant of performance-based restricted stock units granted to Mr. Rouve under the Company’s 2014 EIP in connection with Mr. Rouve’s appointment as Chief Operating Officer of the Company.

We refer you to the “Compensation Discussion and Analysis” and the “Termination and Change in Control Provisions” sections of this proxy statement as well as the corresponding footnotes to the tables for material factors necessary for an understanding of the compensation detailed in the Summary Compensation Table, All Other Compensation Table for Fiscal Year 2014, and Grants of Plan-Based Awards Table for Fiscal Year 2014.

Outstanding Equity Awards at Fiscal Year End

The following table and footnotes set forth information regarding outstanding restricted stock and restricted stock unit awards as of September 30, 2014 for the named executive officers. The market value of shares that have not vested was determined by multiplying $90.53, the closing market price of the Company’s stock on September 30, 2014, the last trading day of Fiscal 2014, by the number of shares.

Outstanding Equity Awards at 2014 Fiscal Year-End

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested $	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested #		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested $
David R. Lumley	55,556	(1)	5,029,485	188,387	(2)	27,054,641
Douglas L. Martin	28,868	(3)	2,613,420	—		—
Anthony L. Genito	27,778	(4)	2,514,742	74,082	(5)	6,745,324
Andreas Rouve	10,000	(6)	905,300	32,135	(7)	3,684,154
Nathan E. Fagre	7,500	(8)	678,975	22,285	(9)	2,367,472

(1)	Represents 55,556 performance-based RSUs granted to Mr. Lumley pursuant to the Company’s 2013 EIP. All of these shares or units have been earned but are not vested. The RSUs granted to Mr. Lumley under the 2013 EIP vest as follows: 50% vested on November 25, 2013, and the remaining 50% on November 25, 2014, subject to continued employment on that date.
(2)	Represents 110,461 performance-based RSUs granted to Mr. Lumley pursuant to the Spectrum 750 Plan, and 77,926 performance-based RSUs granted pursuant to the Company’s 2014 EIP. All of these shares were unearned and unvested as of September 30, 2014. The RSUs granted to Mr. Lumley under the Spectrum 750 Plan vest as follows: 50% of the award vested on December 1, 2014, and the remaining 50% will vest on December 1, 2015, subject to continued employment and any other applicable terms in the underlying award agreement. The RSUs granted to Mr. Lumley under the 2014 EIP vest as follows: 50% of the award vested on December 1, 2014, and the remaining 50% (plus any over-achievement upside) will vest on December 1, 2015, subject to continued employment on that date.
(3)	Represents a one-time time-based vesting restricted stock award granted to Mr. Martin on September 1, 2014 in connection with his appointment as the Executive Vice President and Chief Financial Officer of the Company. This award vested in full on October 1, 2014.
(4)	Represents 27,778 performance-based RSUs granted to Mr. Genito pursuant to the Company’s 2013 EIP. All of these shares or units have been earned but are not vested. The RSUs granted to Mr. Genito under the 2013 EIP vest as follows: 50% vested on November 25, 2013, and the remaining 50% on November 25, 2014, subject to continued employment on that date.
(5)	Represents 38,661 performance-based RSUs granted to Mr. Genito pursuant to the Spectrum 750 Plan, and 35,421 performance-based RSUs granted pursuant to the Company’s 2014 EIP. All of these shares were unearned and unvested as of September 30, 2014. Pursuant to the Genito Retention Agreement, the RSUs granted to Mr. Genito under the Spectrum 750 Plan vest as follows: 50% of the award vested on December 1, 2014, and the remaining 50% will vest on the date that is 30 days after Mr. Genito’s date of termination of employment. Pursuant to the Gentio Retention Agreement, the RSUs granted to Mr. Genito under the 2014 EIP vest as follows: 50% of the award vested on December 1, 2014, and the remaining 50% (plus any over-achievement upside) will vest on the date that is 30 days after Mr. Genito’s date of termination of employment.
(6)	Represents 10,000 performance-based RSUs granted to Mr. Rouve pursuant to the Company’s 2013 EIP. All of these shares or units have been earned but are not vested. The RSUs granted to Mr. Rouve under the 2013 EIP vest as follows: 50% vested on November 25, 2013, and the remaining 50% on November 25, 2014, subject to continued employment on that date.
(7)	Represents 8,561 performance-based RSUs granted to Mr. Rouve pursuant to the Spectrum 750 Plan, and 23,574 performance-based RSUs granted pursuant to the Company’s 2014 EIP. All of these shares were unearned and unvested as of September 30, 2014. The RSUs granted to Mr. Rouve under the Spectrum 750 Plan vest as follows: 50% of the award vested on December 1, 2014, and the remaining 50% will vest on December 1, 2015, subject to continued employment and any other applicable terms in the underlying award agreement. The RSUs granted to Mr. Rouve under the 2014 EIP vest as follows: 50% of the award vested on December 1, 2014, and the remaining 50% (plus any over-achievement upside) will vest on December 1, 2015, subject to continued employment on that date.
(8)	Represents 7,500 performance-based RSUs granted to Mr. Fagre pursuant to the Company’s 2013 EIP. All of these shares or units have been earned but are not vested. The RSUs granted to Mr. Fagre under the 2013 EIP vest as follows: 50% vested on November 25, 2013, and the remaining 50% on November 25, 2014, subject to continued employment on that date.
(9)	Represents 3,866 performance-based RSUs granted to Mr. Fagre pursuant to the Spectrum 750 Plan, and 18,419 performance-based RSUs granted pursuant to the Company’s 2014 EIP. All of these shares were unearned and unvested as of September 30, 2014. The RSUs granted to Mr. Fagre under the Spectrum 750 Plan vest as follows: 50% of the award vested on December 1, 2014, and the remaining 50% will vest on December 1, 2015, subject to continued employment and any other applicable terms in the underlying award agreement. The RSUs granted to Mr. Fagre under the 2014 EIP vest as follows: 50% of the award vested on December 1, 2014, and the remaining 50% (plus any over-achievement upside) will vest on December 1, 2015, subject to continued employment on that date.

Option Exercises and Stock Vested

The following table and footnotes provide information regarding stock vesting during Fiscal 2014 for the named executive officers. No options were outstanding during Fiscal 2014.

Stock Vesting Information for Fiscal Year 2014

	Stock Awards
Name	Number of Shares Acquired on Vesting #	Value Realized On Vesting $
David R. Lumley	247,455	16,574,914	(1)
Douglas L. Martin	—	—
Anthony L. Genito	130,555	8,753,044	(2)
Andreas Rouve	24,250	1,626,528	(3)
Nathan E. Fagre	22,000	1,476,060	(4)

(1)	The amount for Mr. Lumley in this column represents the value realized upon the vesting of 151,900 RSUs on November 16, 2013, and 95,555 RSUs on November 25, 2013. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on each such vesting date (or, as applicable, the last trading date immediately prior to the vesting date if the vesting date fell on a date when the NYSE was closed), which was $65.63 on November 15, 2013, and $69.13 on November 25, 2013.
(2)	The amount for Mr. Genito in this column represents the value realized upon the vesting of 77,778 RSUs on November 16, 2013, and 52,777 RSUs on November 25, 2013. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on each such vesting date (or, as applicable, the last trading date immediately prior to the vesting date if the vesting date fell on a date when the NYSE was closed), which was $65.63 on November 15, 2013, and $69.13 on November 25, 2013.
(3)	The amount for Mr. Rouve in this column represents the value realized upon the vesting of 14,250 RSUs on November 16, 2013, and 10,000 RSUs on November 25, 2013. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on each such vesting date (or, as applicable, the last trading date immediately prior to the vesting date if the vesting date fell on a date when the NYSE was closed), which was $65.63 on November 15, 2013, and $69.13 on November 25, 2013.
(4)	The amount for Mr. Fagre in this column represents the value realized upon the vesting of 5,000 RSUs on October 1, 2013, 9,500 RSUs on November 16, 2013, and 7,500 RSUs on November 25, 2013. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on each such vesting date (or, as applicable, the last trading date immediately prior to the vesting date if the vesting date fell on a date when the NYSE was closed), which was $66.82 on October 1, 2013, $65.63 on November 15, 2013, and $69.13 on November 25, 2013.

Pension Benefits

None of our named executive officers participated in any Company pension plans during or as of the end of Fiscal 2014. Mr. Rouve is entitled to receive certain pension payments under a Pension Agreement between Mr. Rouve and VARTA Geratebatterie GmbH dated May 17, 1989 as supplemented on July 1, 1999. The Company’s subsidiary, Rayovac Europe, has assumed the obligations of this agreement. For a description of this pension agreement and the payments to Mr. Rouve thereunder, see “– Executive Specific Provisions – Andreas Rouve” below, which description is incorporated by reference herein.

Non-Qualified Deferred Compensation

None of our named executive officers participated in any Company non-qualified deferred compensation programs during or as of the end of Fiscal 2014.

Termination and Change in Control Provisions

Awards under the Company’s Incentive Plans

Awards under the 2011 Plan. During Fiscal 2012, 2013, and 2014 each current named executive officer received RSU awards under the 2011 Plan made pursuant to the Company’s incentive programs. Each of these is governed by the 2011 Plan and, as such, contain provisions triggered by a change in control of the Company. For purposes of these incentive plans, change in control generally means the occurrence of any of the following events:

(i)	the acquisition, by any individual, entity or group of beneficial ownership of more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii)	individuals who constituted the Board of Directors at the effective time of the plan and directors who are nominated and elected as their successors from time to time cease for any reason to constitute at least a majority of the Board;

(iii)	consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no individual, entity or group is or becomes the beneficial owner, directly or indirectly, of voting securities of the Company (not including in the securities beneficially owned by such individual, entity or group any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Company as a result of which a Designated Holder owns after such transaction more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv)	approval by the stockholders of the Company of either a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Provided that, in each case, it shall not be a change in control if, immediately following the occurrence of the event described above (i) the record holders of the common stock of the Company immediately prior to the event continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following the event, or (ii) the Harbinger Master Fund, the Harbinger Special Situations Fund, HRG, and their respective affiliates and subsidiaries beneficially own, directly or indirectly, more than 50% of the combined voting power of the Company or any successor.

In general, in the event a change in control occurs, the Board of Directors may, in its sole discretion, provide that, with respect to any particular outstanding awards:

(i)	all stock options and stock appreciation rights outstanding as of immediately prior to the change in control will become immediately exercisable;

(ii)	the restricted period shall expire immediately prior to the change in control with respect to up to 100 percent of the then-outstanding shares of restricted stock or RSUs (including, without limitation, a waiver of any applicable performance goals);

(iii)	all incomplete performance periods in effect on the date the change in control occurs shall end on that date, and the Compensation Committee may (i) determine the extent to which performance goals with respect to each such performance period have been met based on such audited or unaudited financial information or other information then available it deems relevant and (ii) cause the participant to receive partial or full payment of awards for each such performance period based upon the Compensation Committee’s determination of the degree of attainment of such performance goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Compensation Committee; and

(iv)	any awards previously deferred shall be settled as soon as practicable.

Executive-Specific Provisions

As discussed under the heading “Current Employment and Severance Agreements,” each of the continuing named executive officers are parties to continuing employment or other written agreements with the Company that govern various aspects of the employment relationship, including the rights and obligations of the parties upon termination of that employment relationship. Set forth below is a brief description of the provisions of those agreements with respect to a termination of employment and/or in the event of a change in control.

David R. Lumley

The Lumley Employment Agreement contains the following provisions applicable upon the termination of Mr. Lumley’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that the Mr. Lumley is terminated for “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Lumley’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Lumley is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Lumley would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon such termination of employment, the Company would pay to the executive accrued pay and benefits.

Termination without Cause or for Good Reason, Death or Disability. If the employment of Mr. Lumley with the Company is terminated by the Company without “cause,” by Mr. Lumley for “good reason,” or due to Mr. Lumley’s death or disability, Mr. Lumley would be entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company within 60 days following his termination date. In such event the Company will:

•	pay Mr. Lumley an amount equal to two times the sum of (i) Mr. Lumley’s base salary in effect immediately prior to his termination, and (ii) Mr. Lumley’s target annual bonus in respect of the fiscal year ending immediately prior to the fiscal year in which the executive was terminated, such amount to be paid ratably over the 24-month period commencing on the 60th day following the executive’s termination;

•	pay Mr. Lumley $25,000 on the first anniversary of his termination date;

•	pay Mr. Lumley the pro rata portion (based on number of weeks worked) of the annual bonus (if any) earned by him pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which such termination occurs, to be paid at the time such bonuses are paid to continuing employees of the Company for such fiscal year; and

•	for the 24-month period immediately following such termination, arrange to provide Mr. Lumley and his dependents with insurance and other benefits generally made available from time to time by the Company to its senior executives, on a basis substantially similar to those provided to Mr. Lumley and his dependents by the Company immediately prior to the date of termination at no greater cost to the executive or the Company than the cost to Mr. Lumley and the Company immediately prior to such date.

For Mr. Lumley, “good reason” is defined, in general, subject to notification and Company cure rights, as the occurrence of any of the following events without such executive’s consent:

•	any reduction in his annual base salary or target annual bonus opportunity then in effect;

•	the required relocation of Mr. Lumley’s place of principal employment to an office more than 75 miles, from Mr. Lumley’s current office, or the requirement by the Company that the executive be based at an office other than the such executive’s current office on an extended basis;

•	a substantial diminution or other substantive adverse change in the nature or scope of Mr. Lumley’s responsibilities, authorities, powers, functions, or duties; or

•	a breach by the Company of any of its other material obligations under the Lumley Employment Agreement.

For Mr. Lumley, “cause” is defined, in general, subject to notification and cure rights as described above in “Use of Employment Agreements,” as the occurrence of any of the following events: (i) the commission by Mr. Lumley of any deliberate and premeditated act taken in bad faith against the interests of the Company which causes, or is reasonably anticipated to cause, material harm to the Company or its reputation; (ii) Mr. Lumley has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company that causes, or is reasonably anticipated to cause, material harm to the Company; (iii) the habitual drug addiction of Mr. Lumley, or habitual intoxication of Mr. Lumley, which negatively impacts his job performance, or Mr. Lumley’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Lumley to perform his duties or follow the direction of the Board of Directors; or (v) Mr. Lumley materially breaches any of the terms of the Lumley Employment Agreement or any other material written agreement between Mr. Lumley and the Company.

All of the benefits detailed above would cease immediately upon the discovery by the Company of Mr. Lumley’s breach of the employment agreement provisions titled “agreement not to compete” and “secret processes and confidentiality.” The Lumley Employment Agreement includes non-competition and non-solicitation provisions that extend for two years following Mr. Lumley’s termination and confidentiality provisions that extend for seven years following Mr. Lumley’s termination.

Douglas L. Martin

The Martin Employment Agreement contains the following provisions applicable upon the termination of Mr. Martin’s employment with the Company or in the event of a change in control of the Company.

Termination with Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that Mr. Martin is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Martin’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Martin is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Martin would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Martin accrued pay and benefits.

Termination without Cause, for Good Reason, Death, or Disability, or Upon a Change in Control. If the employment of Mr. Martin with the Company is terminated by the Company without “cause,” by Mr. Martin for “good reason,” is terminated due to Mr. Martin’s death or disability, or by Mr. Martin following a change in control (as defined in the 2011 Plan), Mr. Martin is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company and Mr. Martin’s compliance with the non-competition and confidentiality restrictions set forth in his employment agreement. In such event the Company will:

•	pay Mr. Martin (i) 1.5 times his base salary in effect immediately prior to his termination, plus (ii) 1.0 times his target annual bonus award for the fiscal year in which such termination occurs, ratably over the 18-month period immediately following his termination;

•	pay Mr. Martin the pro rata portion of the annual bonus (if any) he would have earned by him pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which such termination occurs if his employment had not ceased, to be paid at the same time such bonus would have been paid to Mr. Martin for such fiscal year if his employment had not terminated; and

•	for the 18-month period immediately following such termination, arrange to provide Mr. Martin and his dependents with insurance and other benefits on a basis substantially similar to those provided to Mr. Martin and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Martin or the Company than the cost to Mr. Martin and the Company immediately prior to such date.

For Mr. Martin, “good reason” is defined, in general, subject to notification and cure rights as described above under the heading “Use of Employment Agreements,” as, the occurrence of any of the following events without Mr. Martin’s consent:

•	any material reduction in Mr. Martin’s annual base salary;

•	the required relocation of Mr. Martin’s place of principal employment to a location more than 50 miles from Mr. Martin’s current office, or the requirement by the Company that Mr. Martin be based at an office other than his current office on an extended basis;

•	a substantial diminution or other substantive adverse change in the nature or scope of Mr. Martin’s responsibilities, authorities, powers, functions, or duties;

•	a breach by the Company of any of its other material obligations under the Martin Employment Agreement; or

•	the failure of the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Martin Employment Agreement.

For Mr. Martin, “cause” is defined, in general, subject to notification and cure rights as described above in “Use of Employment Agreements,” as the occurrence of any of the following events: (i) the commission by Mr. Martin of any deliberate and premeditated act taken by Mr. Martin in bad faith against the interests of the Company; (ii) Mr. Martin has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company; (iii) the habitual drug addiction or intoxication of Mr. Martin which negatively impacts his job performance or Mr. Martin’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Martin to perform his duties as set forth in the employment agreement or the willful failure or refusal to follow the direction of the Chief Executive Officer or the Board of Directors; or (v) Mr. Martin materially breaches any of the terms of the Martin Employment Agreement.

The above benefits will cease immediately upon the discovery by the Company of Mr. Martin’s breach of the non-compete and non-solicitation provisions or the secret processes and confidentiality provisions included in his employment agreement. The Martin Employment Agreement includes non-competition and non-solicitation provisions that extend for 18 months following Mr. Martin’s termination, and confidentiality provisions that extend for seven years following Mr. Martin’s termination.

Anthony L. Genito

As discussed above, Mr. Genito and SBI have entered into the Genito Retention Agreement, pursuant to which Mr. Genito and SBI have mutually agreed that his employment will terminate effective December 31, 2014 (or on such other date that is mutually agreed to). The Genito Retention Agreement also provides for certain benefits and compensation to Mr. Genito in connection with his termination of employment. It is currently expected that Mr. Genito will depart from the Company on January 2, 2015. In the event Mr. Genito is terminated for “cause” or resigns from his employment without “good reason” prior to December 31, 2014, the Genito Retention Agreement will be deemed null and void and he will not be entitled to receive the benefits or compensation provided for in such agreement. See “Genito Retention Agreement” below for a further description of the terms and conditions of this agreement.

The Genito Retention Agreement contains the following provisions applicable upon the termination of Mr. Genito’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that Mr. Genito is terminated for “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Genito’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Genito is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Genito would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Genito accrued pay and benefits.

Termination without Cause or for Good Reason, Death or Disability. If the employment of Mr. Genito with the Company is terminated by the Company without “cause,” by Mr. Genito for “good reason,” or due to Mr. Genito’s death or disability, or by virtue of a non-renewal of the employment agreement, Mr. Genito is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company. In such event the Company will:

•	pay Mr. Genito two times the sum of Mr. Genito’s (i) base salary in effect immediately prior to his termination, and (ii) target annual bonus award for the fiscal year immediately preceding the fiscal year in which such termination occurs ratably over the 24-month period immediately following his termination;

•	pay Mr. Genito the pro rata portion of the annual bonus (if any) earned by him pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which such termination occurs, to be paid at the time such bonuses are paid to continuing employees of the Company for such fiscal year, but no later than December 31 immediately following the end of the fiscal year in which such termination occurs; and

•	for the 24-month period immediately following such termination arrange to provide Mr. Genito and his dependents with insurance and other benefits on a basis substantially similar to those provided to Mr. Genito and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Genito or the Company than the cost to Mr. Genito and the Company immediately prior to such date.

Change in Control. Under the Genito Employment Agreement, Mr. Genito may elect to terminate his employment within 60 days following a change in control (as defined under the 2011 Plan). Such termination by

Mr. Genito will be treated as a termination by the Company without “cause,” and Mr. Genito would be entitled to the benefits described above within “Termination without Cause or for Good Reason, Death or Disability.” The Company may require that Mr. Genito remain employed by the Company for up to a maximum of 6 months following the change in control.

For Mr. Genito, “good reason” is defined, in general, subject to notification and cure rights as described above under the heading “Use of Employment Agreements,” as, the occurrence of any of the following events without Mr. Genito’s consent:

•	any material reduction in Mr. Genito’s annual base salary;

•	the required relocation of Mr. Genito’s place of principal employment to an office more than 50 miles, from Mr. Genito’s current office, or the requirement by the Company that Mr. Genito be based at an office other than his current office on an extended basis;

•	a substantial diminution or other substantive adverse change in the nature or scope of Mr. Genito’s responsibilities, authorities, powers, functions, or duties, provided that the Company may replace Mr. Genito as Chief Accounting Officer of the Company without implicating this subsection;

•	a breach by the Company of any of its other material obligations under the Genito Employment Agreement; or

•	the failure of the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Genito Employment Agreement.

For Mr. Genito, “cause” is defined, in general, subject to notification and cure rights as described above in “Use of Employment Agreements,” as the occurrence of any of the following events: (i) the commission by Mr. Genito of any deliberate and premeditated act taken by Mr. Genito in bad faith against the interests of the Company; (ii) Mr. Genito has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company; (iii) the habitual drug addiction or intoxication of Mr. Genito which negatively impacts his job performance or Mr. Genito’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Genito to perform his duties as set forth herein or the willful failure or refusal to follow the direction of the Chief Executive Officer; or (v) Mr. Genito materially breaches any of the terms of the Genito Employment Agreement.

The above benefits will cease immediately upon the discovery by the Company of Mr. Genito’s breach of the non-compete and non-solicitation provisions or the secret processes and confidentiality provisions included in his employment agreement. The Genito Employment Agreement includes non-competition and non-solicitation provisions that extend for one year following Mr. Genito’s termination and confidentiality provisions that extend for two years following Mr. Genito’s termination.

Genito Retention Agreement

On April 29, 2014, SBI and Mr. Genito mutually agreed that, effective December 31, 2014 (or such other date that is agreed to), Mr. Genito’s employment will terminate and he will resign from any and all titles, positions, and appointments that he holds with the Company. In connection with his resignation, the Company and Mr. Genito entered into the Genito Retention Agreement.

Under the terms of the Genito Retention Agreement, Mr. Genito will continue to remain employed by the Company through December 31, 2014 (unless earlier terminated) and was required to assist with the transition of the hiring of a new Chief Financial Officer (Mr. Martin was appointed the Company’s new Chief Financial Officer on September 1, 2014). Under the Genito Retention Agreement, Mr. Genito will receive the following payments and benefits: (i) $1,920,000, which is equal to two (2) times Mr. Genito’s annual base salary and target bonus, payable in monthly installments of $80,000 in the form of Company common stock over a period of twenty-four (24) months; (ii) an additional MIP payment for 2014 equal to the amount determined for Mr. Genito pursuant to the Company’s 2014 MIP based on the Company’s actual performance results for Fiscal 2014, which amount will be paid at the same time as other payments are made to 2014 MIP participants, and in any case no later than December 31, 2014; (iii) payment for accrued but unused vacation days; (iv) for a period of twenty-four (24) months, a monthly payment equal to the monthly COBRA continuation coverage cost; (v) the Executive Life Insurance benefit for Mr. Genito and his eligible dependents for twenty-four (24) months at the level and of the type provided to active employees of the Company from time to time; (vi) entitlement to purchase his Company vehicle pursuant to Company policy; and (vii) the reimbursement of any unreimbursed business expenses. In addition, if Mr. Genito performs his duties and responsibilities in a satisfactory matter (including the smooth transition of his duties to a new Chief Financial Officer and the related preparation, filing, and certification of the Company’s annual filings for Fiscal 2014) as determined by the Chairman of the Compensation Committee, then Mr. Genito may receive a payment of $500,000 (payable in the form of Company common stock). However, notwithstanding the foregoing, in the event Mr. Genito is terminated for “cause” or resigns from his employment without “good reason” prior to December 31, 2014, the Genito Retention Agreement will be deemed null and void and he will not be entitled to receive any benefits or compensation set forth above in clauses (i), (ii), (iii), (iv), (v), or (vi) of this paragraph, or the equity awards described in the immediately succeeding paragraph.

In addition, Mr. Genito will be eligible to earn and vest in restricted stock units under the Company’s 2014 equity award programs and the Spectrum 750 Plan, to the extent that the applicable performance criteria are met for Fiscal 2014.

Mr. Genito has agreed to a customary release of potential claims against the Company and to customary post-employment restrictive covenants in favor of the Company, as well as being available to consult with the Company during the 24-month period after termination of his employment.

Andreas Rouve

The Rouve Employment Agreement contains the following provisions applicable upon the termination of Mr. Rouve’s employment with the Company.

Termination for Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that Mr. Rouve is terminated for “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Rouve’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Rouve is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Rouve would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Rouve accrued pay and benefits.

Termination without Cause or for Good Reason, Death or Disability. If the employment of Mr. Rouve with the Company is terminated by the Company without “cause,” by Mr. Rouve for “good reason,” or due to Mr. Rouve’s death or disability, Mr. Rouve is entitled to receive certain post-termination benefits, detailed below. In such event the Company will:

•	pay Mr. Rouve two times the sum of Mr. Rouve’s (i) base salary in effect immediately prior to his termination, and (ii) annual bonus (if any) awarded for the fiscal year immediately preceding the fiscal year in which such termination occurs ratably over the 12-month period immediately following his termination; and

•	for the 24-month period immediately following such termination arrange to provide Mr. Rouve and his dependents with insurance and other benefits on a basis substantially similar to those provided to Mr. Rouve and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Rouve or the Company than the cost to Mr. Rouve and the Company immediately prior to such date.

The above benefits will cease immediately upon the discovery by the Company of Mr. Rouve’s breach of the agreement not to compete, confidentiality and non-solicitation provisions included in the Rouve Employment Agreement. The Rouve Employment Agreement includes a non-competition provision that extends for one year following Mr. Rouve’s termination and the confidentiality provisions and non-solicitation provisions that survive termination of the agreement. As compensation for these post-contractual non-competition obligations, in the event Mr. Rouve is terminated for cause, Mr. Rouve will receive 50% of his last received contractual salary for the non-competition period.

For Mr. Rouve, “good reason” is defined, in general, subject to notification and cure rights as described above under the heading “Use of Employment Agreements,” as the occurrence of any of the following events without Mr. Rouve’s consent:

•	any material reduction in Mr. Rouve’s annual base salary;

•	the required relocation of Mr. Rouve’s place of principal employment to an office more than 50 miles from Mr. Rouve’s current office, or the requirement by the Company that Mr. Rouve be based at an office other than his current office on an extended basis;

•	a material diminution or other substantive adverse change in the nature or scope of Mr. Rouve’s responsibilities, authorities, powers, functions, or duties; or

•	a material breach by the Company of any of its other material obligations under the Rouve Employment Agreement and the Company’s failure to cure that breach within 30 days of written notice from Mr. Rouve.

The Company’s subsidiary, Rayovac Europe, also assumed the obligations of the Pension Agreement between Mr. Rouve and VARTA Geratebatterie GmbH dated May 17, 1989 as supplemented on July 1, 1999 (the “Rouve Pension Agreement”). Under the Rouve Pension Agreement, pension payments will be paid to Mr. Rouve upon permanent disablement, reaching 65 years of life or earlier retirement at the requirement of the Company. Pension pay will be $44,398 (€17,895) per year. In the case of resignation or termination the acquired pension benefit is nonlapsable. The pension plan is based on accruals during the employment period of Mr. Rouve, for which Rayovac Europe makes all contributions to the accrual. As of September 30, 2014 the accrual for Mr. Rouve’s pension plan equaled $228,649 (€180,249). Rayovac Europe’s allocation to the accrual amount for Fiscal 2014 was $17,131 (€13,505). Every three years after retirement the current pay will be increased according to the Employers’ Retirement Benefits Law (Betriebsrentengesetz). All amounts in this paragraph for Mr. Rouve were denominated in Euros and converted to U.S. dollars at the rate of $1.26852 per Euro, which was the published rate from the OANDA Corporation currency database as of September 30, 2014.

Nathan E. Fagre

The Fagre Severance Agreement contains the following provisions applicable upon the termination of Mr. Fagre’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause or Voluntary Termination by the Executive. In the event that Mr. Fagre is terminated for “cause” or terminates his employment voluntarily, Mr. Fagre’s salary and other benefits provided under his severance agreement cease at the time of such termination and Mr. Fagre is entitled to no further compensation under his severance agreement. Notwithstanding this, Mr. Fagre would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Fagre accrued pay and benefits.

Termination without Cause or for Death or Disability. If the employment of Mr. Fagre with the Company is terminated by the Company without “cause” or due to Mr. Fagre’s death or disability, Mr. Fagre is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company within 30 days following his termination date. In such event the Company will pay Mr. Fagre an amount in cash equal to the sum of Mr. Fagre’s (i) annual base salary in effect immediately prior to Mr. Fagre’s termination, and (ii) target annual bonus award for the fiscal year in which such termination occurs, to be paid ratably over the 12-month period immediately following his termination. In addition, for the 12-month period immediately following such termination, the Company will arrange to provide Mr. Fagre and his dependents with insurance and other benefits on a basis substantially similar to those provided to Mr. Fagre and his dependents prior to his termination. For Mr. Fagre, “cause” is defined, in general, subject to notification and cure rights as described above in “Use of Employment Agreements,” as the occurrence of any of the following events: (i) the commission by Mr. Fagre of any deliberate and premeditated act taken by Mr. Fagre in bad faith against the interests of the Company; (ii) Mr. Fagre has been convicted of, or pleads nolo contendere with respect to any felony or other crime, the elements of which are substantially related to the duties and responsibilities associated with the Executive’s employment; (iii) Mr. Fagre’s willful misconduct; (iv) the willful failure or refusal of Mr. Fagre to perform his duties as set forth herein or the willful failure or refusal to follow the direction of the Chief Executive Officer or the Board of Directors; or (v) Mr. Fagre materially breaches any of the terms of the Fagre Severance Agreement.

The above benefits will cease immediately upon the discovery by the Company of Mr. Fagre’s breach of the agreement not to compete and secret processes and confidentiality provisions included in the Fagre Severance Agreement. The Fagre Severance Agreement includes non-competition and non-solicitation provisions that extend for two years following Mr. Fagre’s termination and confidentiality provisions that extend for seven years.

Tables of Amounts Payable Upon Termination or Change of Control

The following tables set forth the amounts that would have been payable at September 30, 2014 to each of the named executive officers who are currently employed by the Company under the various scenarios for termination of employment or a change-in-control of the Company had such scenarios occurred on September 30, 2014. On April 29, 2014, SBI and Mr. Genito mutually agreed that, effective December 31, 2014 (or such other date that is agreed to), Mr. Genito’s employment will terminate and he will resign from any and all titles, positions, and appointments that he holds with the Company. In connection with his resignation, the Company and Mr. Genito entered into the Genito Retention Agreement (see “Genito Retention Agreement” above). The amounts to be paid to Mr. Genito under the provisions of the Genito Retention Agreement in connection with his termination of employment from the Company are set forth below in “Payments to Anthony L. Genito Upon Resignation.”

David Lumley

	Termination Scenarios (assumes termination 9/30/2014)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Death or Disability		Change in Control and Termination
Cash Severance(1)	—	$3,960,000		$3,960,000		$3,960,000
Additional Bonus(2)	—	$1,206,619		$1,206,619		$1,206,619
Additional Award(3)	—	$25,000		$25,000		$25,000
Equity Awards (Intrinsic Value)(4)
Unvested Restricted Stock	—	$18,648,418	(5)	$5,999,966	(6)	$18,648,418	(5)
Other Benefits
Health and Welfare(7)	—	$9,264		$9,264		$9,264
Leased Vehicle(8)	—	$22,384		$22,384		$22,384
Tax Gross-Up(9)	—	—		—		—
Total	—	$23,871,684		$11,223,233		$23,871,684

(1)	Reflects cash severance payment, under the applicable termination scenarios, of 2x the sum of the executive’s current base salary and the Fiscal 2013 target bonus. Payments are to be made in monthly installments over 24 months, subject to the requirements of Section 409A of the Internal Revenue Code.
(2)	Reflects annual MIP bonus earned based on Fiscal 2014 performance.
(3)	Reflects an additional cash payment to be made on the first anniversary of the date of termination.
(4)	Reflects equity value using a stock price of $90.53, which was Spectrum’s closing price on September 30, 2014.
(5)	Upon a termination without cause or in connection with a change in control, or for resignation with good reason, 50% of the Fiscal 2013 EIP award (the unvested portion of the 2013 EIP award) and 60% of the Spectrum 750 award would vest immediately. Additionally, 108% of the Fiscal 2014 EIP award would be payable, with 50% of the target award vesting upon termination and the remaining 50%, plus the 8% upside, vesting on September 30, 2015 if the consistency requirement is met (reflected in the calculation above). If the consistency requirement is not met, the award would vest at target (50% upon termination and 50% on September 30, 2015) and the 8% upside would be forfeited and cancelled.
(6)	Upon a termination due to death or disability, 60% of the Spectrum 750 award would vest immediately. Any unvested portion of the Fiscal 2013 EIP award and the entire Fiscal 2014 EIP award would be forfeited and cancelled.
(7)	Reflects 24 months of insurance and other benefits continuation for the executive and any dependents.
(8)	Reflects 12 months of car lease continuation.
(9)	The Company does not provide any tax gross-up payment to cover excise taxes.

Douglas L. Martin

	Termination Scenarios (assumes termination 9/30/2014)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Death or Disability		Change in Control and Termination
Cash Severance(1)	—	$1,320,000		$1,320,000		$1,320,000
Annual Bonus(2)	—	—		—		—
Equity Awards (Intrinsic Value)(3)
Unvested Restricted Stock	—	$2,613,420	(4)	—	(5)	$2,613,420	(4)
Other Benefits
Health and Welfare(6)	—	$6,948		$6,948		$6,948
Leased Vehicle(7)	—	$18,000		$18,000		$18,000
Tax Gross-Up(8)	—	—		—		—
Total	—	$3,958,368		$1,344,948		$3,958,368

(1)	Reflects cash severance payment, under the applicable termination scenarios, of 1.5x the executive’s current base salary, plus 1.0x the Fiscal 2014 target bonus. Payments are to be made in monthly installments over 18 months, subject to the requirements of Section 409A of the Internal Revenue Code.
(2)	Executive joined the Company in September 2014 and, therefore, was not eligible for a Fiscal 2014 annual MIP bonus.
(3)	Reflects equity value using a stock price of $90.53, which was Spectrum’s closing price on September 30, 2014.
(4)	Upon a termination without cause or in connection with a change in control, or for resignation with good reason, the one-time equity award granted to Mr. Martin on September 1, 2014 would vest immediately.
(5)	Upon a termination due to death or disability, all equity would be forfeited and cancelled.
(6)	Reflects 18 months of insurance and other benefits continuation for the executive and any dependents.
(7)	Reflects 12 months of car allowance continuation.
(8)	The Company does not provide any tax gross-up payment to cover excise taxes.

Nathan E. Fagre

	Termination Scenarios (assumes termination 9/30/2014)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Death or Disability		Change in Control and Termination
Cash Severance(1)	—	$600,000		$600,000		$600,000
Equity Awards (Intrinsic Value)(2)
Unvested Restricted Stock	—	$2,668,781	(3)	$188,936	(4)	$2,668,781	(3)
Other Benefits
Health and Welfare(5)	—	$4,632		$4,632		$4,632
Tax Gross-Up(6)	—	—		—		—
Total	—	$3,273,413		$793,568		$3,273,413

(1)	Reflects cash severance payment, under the applicable termination scenarios, of 1.0x the sum of executive’s current base salary and the Fiscal 2014 target bonus. Payments are to be made in semi-monthly installments over 12 months, subject to the requirements of Section 409A of the Internal Revenue Code.
(2)	Reflects equity value using a stock price of $90.53, which was Spectrum’s closing price on September 30, 2014.
(3)	Upon a termination without cause or in connection with a change in control, or for resignation with good reason, 50% of the Fiscal 2013 EIP award (the unvested portion of the 2013 EIP award) and 54% of the Spectrum 750 award would vest immediately. Additionally, 108% of the Fiscal 2014 EIP award would be payable, with 50% of the target award vesting upon termination and the remaining 50%, plus the 8% upside, vesting on September 30, 2015 if the consistency requirement is met (reflected in the calculation above). If the consistency requirement is not met, the award would vest at target (50% upon termination and 50% on September 30, 2015) and the 8% upside would be forfeited and cancelled.
(4)	Upon a termination due to death or disability, 54% of the Spectrum 750 award would vest immediately. Any unvested portion of the Fiscal 2013 EIP award and the entire Fiscal 2014 EIP award would be forfeited and cancelled.
(5)	Reflects 12 months of insurance and other benefits continuation for the executive and any dependents.
(6)	The Company does not provide any tax gross-up payment to cover excise taxes.

Andreas Rouve

	Termination Scenarios (assumes termination 9/30/2014)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Death or Disability		Change in Control and Termination
Cash Severance(1)	—	$1,519,930		$1,519,930		$1,519,930
Equity Awards (Intrinsic Value)(2)
Unvested Restricted Stock	—	$3,124,599	(3)	$418,430	(4)	$3,124,599	(3)
Other Benefits
Health and Welfare(5)	—	—		—		—
Tax Gross-Up(6)	—	—		—		—
Total	—	$4,644,529		$1,938,360		$4,644,529

(1)	Reflects cash severance payment, under the applicable termination scenarios, of 2x the sum of the executive’s current base salary and the Fiscal 2013 target bonus earned. Payments are to be made in monthly installments over 12 months, subject to the requirements of Section 409A of the Internal Revenue Code. Euros are converted to U.S. dollars at a rate of $1.26852 per Euro, which was the published rate from the OANDA Corporation currency database as of September 30, 2014.
(2)	Reflects equity value using a stock price of $90.53, which was Spectrum’s closing price on September 30, 2014.
(3)	Upon a termination without cause or in connection with a change in control, or for resignation with good reason, 50% of the Fiscal 2013 EIP award (the unvested portion of the 2013 EIP award) and 54% of the Spectrum 750 award would vest immediately. Additionally, 108% of the Fiscal 2014 EIP award would be payable, with 50% of the target award vesting upon termination and the remaining 50%, plus the 8% upside, vesting on September 30, 2015 if the consistency requirement is met (reflected in the calculation above). If the consistency requirement is not met, the award would vest at target (50% upon termination and 50% on September 30, 2015) and the 8% upside would be forfeited and cancelled.
(4)	Upon a termination due to death or disability, 54% of the Spectrum 750 award would vest immediately. Any unvested portion of the Fiscal 2013 EIP award and the entire Fiscal 2014 EIP award would be forfeited and cancelled.
(5)	Health and welfare benefits are statutory and are not covered by the Company.
(6)	The Company does not provide any tax gross-up payment to cover excise taxes.

Payments to Anthony L. Genito Upon Resignation

As discussed above, SBI and Mr. Genito have mutually agreed that Mr. Genito’s employment with the Company will terminate pursuant to the terms of the Genito Retention Agreement. It is currently expected that Mr. Genito’s departure will occur on January 2, 2015. Therefore, the following table illustrates the amounts to be payable to Mr. Genito under the provisions of the Genito Retention Agreement in connection with his termination of employment from the Company:

	Termination Scenarios (assumes termination 9/30/2014)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Death or Disability		Change in Control and Termination
Severance Payment(1)	—	$1,920,000		$1,920,000		$1,920,000
Annual Bonus(2)	—	$532,944		$532,944		$532,944
Additional Severance for Transition(3)	—	$500,000		$500,000		$500,000
Equity Awards (Intrinsic Value)(4)
Unvested Restricted Stock	—	$7,965,842	(5)	$1,987,948	(6)	$7,965,842	(5)
Other Benefits
Health and Welfare(7)	—	$9,264		$9,264		$9,264
Leased Vehicle(8)	—	$54,719		$54,719		$54,719
Tax Gross-Up(9)	—	—		—		—
Total	—	$10,982,768		$5,004,875		$10,982,768

(1)	Reflects severance payment, under the applicable termination scenarios, of 2.0x the sum of executive’s current base salary and the Fiscal 2013 target bonus. Payments are to be made as monthly stock grants for 24 months, subject to the requirements of Section 409A of the Internal Revenue Code.
(2)	Reflects annual MIP bonus earned based on Fiscal 2014 performance.
(3)	Reflects additional severance for transitioning duties to the new CFO. The Company may pay this additional severance within 30 days after the termination date in the form of a stock grant.
(4)	Reflects equity value using a stock price of $90.53, which was Spectrum’s closing price on September 30, 2014.
(5)	Upon a termination without cause or in connection with a change in control, or for resignation with good reason, 50% of the Fiscal 2013 EIP award (the unvested portion of the 2013 EIP award) and 56.8% of the Spectrum 750 award would vest immediately. Additionally, 108% of the Fiscal 2014 EIP award would be payable, with 50% of the target award vesting upon termination and the remaining 50%, plus the 8% upside, vesting on September 30, 2015 if the consistency requirement is met (reflected in the calculation above). If the consistency requirement is not met, the award would vest at target (50% upon termination and 50% on September 30, 2015) and the 8% upside would be forfeited and cancelled.

(6)	Upon a termination due to death or disability, 56.8% of the Spectrum 750 award would vest immediately. Any unvested portion of the Fiscal 2013 EIP award and the entire Fiscal 2014 EIP award would be forfeited and cancelled.
(7)	Reflects 24 months of insurance and other benefits continuation for the executive and any dependents.
(8)	Reflects 24 months of car lease continuation.
(9)	The Company does not provide any tax gross-up payment to cover excise taxes.

Director Compensation

The Compensation Committee is responsible for approving, subject to review by the Board of Directors as a whole, compensation programs for our non-employee directors. In that function, the Compensation Committee considers market data regarding director compensation and evaluates the Company’s director compensation practices in light of that data and the characteristics of the Company as a whole, with the assistance of its outside counsel.

After reviewing current director compensation benchmarking data with its independent compensation advisors, the Compensation Committee has approved a compensation program for our non-employee directors. In this regard, each non-employee director receives an annual cash retainer of $105,000 and an annual grant of restricted stock units equal to that number of shares of the Company’s common stock with a value on the date of grant of $105,000. The Chair of the Audit Committee receives an additional annual cash retainer of $20,000, and the Chairs of the Nominating and Corporate Governance Committee and the Compensation Committee each receive an additional annual cash retainer of $15,000. Directors are permitted to make an annual election to receive all of their director compensation in the form of Company stock in lieu of cash.

In April 2013, the Board of Directors determined to establish Stock Ownership Guidelines for Directors (such guidelines had been established for officers of the Company, including the named executive officers, in January 2013). Under these guidelines for Directors, each Director is expected to hold shares of the Company’s common stock equal to at least one times the Director’s annual compensation for service as a director.

For Fiscal 2014, the grants of restricted stock units were made in November 2013 and vested on September 30, 2014. For Fiscal 2015, the grants of restricted stock units were made on October 1, 2014 and will vest on September 30, 2015.

David R. Lumley, who was an employee of the Company during Fiscal 2014 in addition to his service as a Director, received no additional compensation for his service as a director of the Company.

The table set forth below, together with its footnotes, provides information regarding compensation paid to the Company’s directors for Fiscal 2014. David R. Lumley, who received no compensation as a director during Fiscal 2014, is omitted from the table.

Director Compensation Table for Fiscal Year 2014

Name(1)	Fees Earned or Paid in Cash(2) $	Stock Awards(3) $		All Other Compensation $		Total $
Kenneth C. Ambrecht	—	226,717	(4)	5,425	(5)	232,142
Omar M. Asali	—	162,564	(6)	—		162,564
Eugene I. Davis	156,250	106,578	(7)	2,822	(8)	265,650
Norman S. Matthews	—	223,213	(9)	2,883	(10)	226,096
David M. Maura	—	162,564	(11)	—		162,564
Terry L. Polistina	—	711,931	(12)	—		711,931
Hugh R. Rovit	—	215,782	(13)	2,734	(14)	218,516

(1)	This column reflects only directors who received compensation during Fiscal 2014. Note that David R. Lumley is a current director not reflected in this table.
(2)	Amounts reflected in this column include the annual retainer fees and committee chair fees paid in cash to Mr. Davis during Fiscal 2014. All of the other directors named in this table elected to receive the cash portion of their annual director compensation in the form of RSUs in lieu of cash, and such amounts are included in the “Stock Awards” column of this table.
(3)	Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. The value was computed by multiplying the number of shares underlying the stock award by the closing price per share of the Company’s common stock on each grant date (or, as applicable, the last trading date immediately prior to the grant date if the grant date fell on a date when the NYSE was closed), which was $66.82 on October 1, 2013, $70.55 on December 31, 2013, $69.00 on January 17, 2014, $79.65 on April 1, 2014, and $86.08 on July 1, 2014.
(4)	Includes 1,595 RSUs granted to Mr. Ambrecht on October 1, 2013 under the 2011 Plan representing the equity portion of his annual director compensation (which vested in full on September 30, 2014), and grants of 456 RSUs on October 1, 2013 and 425 RSUs on January 1, 2014 in lieu of the cash portion of Mr. Ambrecht’s annual director compensation (which each vested in full on the respective dates of grant), and 865 RSUs on January 17, 2014 in lieu of the cash portion of Mr. Ambrecht’s annual director compensation for the remainder of Fiscal 2014 (which vested in full on September 30, 2014). As of September 30, 2014, Mr. Ambrecht did not hold any outstanding unvested RSUs.

(5)	Includes dividends paid on RSUs held by Mr. Ambrecht ($1,974) which were not factored into the grant date fair value of the RSUs, and reimbursements of travel expenses for board of directors meetings ($3,451).
(6)	Includes 1,595 RSUs granted to Mr. Asali on January 20, 2014 under the 2011 Plan representing the equity portion of his annual director compensation (which vested in full on September 30, 2014) and a grant of 761 RSUs on January 20, 2014 in lieu of Mr. Asali’s quarterly cash portion of his annual director compensation (which vested in full on the date of grant). As of September 30, 2014, Mr. Asali did not hold any outstanding unvested RSUs.
(7)	Includes 1,595 RSUs granted to Mr. Davis on October 1, 2013 under the 2011 Plan representing the equity portion of his annual director compensation (which vested in full on September 30, 2014). As of September 30, 2014, Mr. Davis did not hold any outstanding unvested RSUs.
(8)	Includes dividends paid on RSUs held by Mr. Davis ($1,974) which were not factored into the grant date fair value of the RSUs, and reimbursements of travel expenses for board of directors meetings ($848).
(9)	Includes 1,595 RSUs granted to Mr. Matthews on October 1, 2013 under the 2011 Plan representing the equity portion of his annual director compensation (which vested in full on September 30, 2014), and grants of 399 RSUs on October 1, 2013 (which will vest in full upon the last day of Mr. Matthew’s Board service), 425 RSUs on January 1, 2014 (which will vest on January 1, 2024), 376 RSUs on April 1, 2014, and 349 RSUs on July 1, 2014 in lieu of the cash portion of Mr. Matthews’ annual director compensation for Fiscal 2014 (which vested in full on September 30, 2014). As of September 30, 2014, Mr. Matthews held 824 outstanding unvested RSUs.
(10)	Includes dividends paid on RSUs held by Mr. Matthews ($1,974) which were not factored into the grant date fair value of the RSUs, and reimbursements of travel expenses for board of directors meetings ($909).
(11)	Includes 1,595 RSUs granted to Mr. Maura on January 20, 2014 under the 2011 Plan representing the equity portion of his annual director compensation (which vested in full on September 30, 2014), and a grant of 761 RSUs on January 20, 2014 in lieu of Mr. Maura’s quarterly cash portion of his annual director compensation (which vested in full on the date of grant). As of September 30, 2014, Mr. Maura did not hold any outstanding unvested RSUs.
(12)	Includes 1,595 RSUs granted to Mr. Polistina on October 1, 2013 under the 2011 Plan representing the equity portion of his annual director compensation (which vested in full on September 30, 2014), and grants of 399 RSUs on October 1, 2013, 372 RSUs on January 1, 2014, 329 RSUs on April 1, 2014, and 305 RSUs on July 1, 2014 in lieu of the cash portion of Mr. Polistina’s annual director compensation for Fiscal 2014 (which each vested in full on the respective date of grant). Also includes a one-time grant of 7,087 RSUs awarded by the Compensation Committee on December 31, 2013 for Mr. Polistina’s services as President of Global Appliances from 2010 to 2013 (that vested in full on the date of grant). As of September 30, 2014, Mr. Polistina did not hold any outstanding unvested RSUs.
(13)	Includes 1,595 RSUs granted to Mr. Rovit on October 1, 2013 under the 2011 Plan representing the equity portion of his annual director compensation (which vested in full on September 30, 2014) and a grant of 456 RSUs on October 1, 2013 (152 of which vested on September 20, 2014, with the remaining RSUs vesting in equal tranches on each of September 30, 2015 and 2016), and a grant of 1,116 RSUs on January 1, 2014 in lieu of the cash portion of Mr. Rovit’s annual director compensation for Fiscal 2014 (which vested in full on September 30, 2014). As of September 30, 2014, Mr. Rovit held 304 outstanding unvested RSUs.
(14)	Includes dividends paid on RSUs held by Mr. Rovit ($1,974) which were not factored into the grant date fair value of the RSUs, and reimbursements of travel expenses for board of directors meetings ($760).

Compensation Committee Interlocks and Insider Participation

Compensation policies for the Company’s named executive officers are developed, adopted, reviewed and maintained by the Compensation Committee of the Company. None of our executive officers serves a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of December 15, 2014, by:

•	each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock (each, a “5% Stockholder”);

•	our named executive officers for Fiscal 2014;

•	each of our directors serving as of December 15, 2014; and

•	all directors and executive officers serving as of December 15, 2014 as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% Stockholders is based upon filings with the SEC and other publicly available information. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 53,179,167 shares of Common Stock issued and outstanding as of the close of business on December 15, 2014. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to restricted stock units held by that person that are currently expected to vest within 60 days of December 15, 2014, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares
Harbinger Group, Inc. 450 Park Avenue, 30th Floor New York, NY 10022	31,153,790	(1)	58.6%

Directors Serving at December 15, 2014 and Named Executive Officers for Fiscal 2014

David R. Lumley	121,145		*

Douglas L. Martin	15,886		*

Anthony L. Genito	52,951		*

Andreas Rouve	57,581		*

Nathan E. Fagre	22,191		*

Kenneth C. Ambrecht	14,442		*

Omar M. Asali	2,356		*

Eugene I. Davis	12,696		*

Norman S. Matthews	18,190		*

David M. Maura	218,536		*

Terry L. Polistina	25,068		*

Hugh R. Rovit	17,868		*

All current directors and executive officers of Spectrum as a group (12 persons)	578,910		1.1%

Total	31,732,700		59.7%

*	Indicates less than 1% of the total number of outstanding shares of the Company’s Common Stock.
(1)	Based on information set forth in a Form 4 that was filed by HRG with the SEC on December 9, 2014 and in a Schedule 13D/A that was filed by HRG with the SEC on December 3, 2014, HRG is the beneficial owner of 31,153,790 shares of Common Stock, a portion of which it holds directly at HRG and a portion indirectly through its wholly-owned subsidiary, HGI Funding LLC. As a result of their ownership interest in HRG and certain other arrangements among the Harbinger Reporting Persons (as defined below) and HRG, the Harbinger Reporting Persons and HRG may be deemed to be members of a “group” for purposes of the Exchange Act. The “Harbinger Reporting Persons” are comprised of David M. Maura, Executive Vice President and Director of Investments of HRG and a director of the Company; and Tyler Kolarik, a Vice President of HRG. Each Harbinger Reporting Person specifically disclaims beneficial ownership in the shares of the Company’s Common Stock owned by HRG except to the extent he actually exercises voting or dispositive power with respect to such Common Stock. The shares directly held by HRG are pledged to secure HRG’s obligations under its 7.875% senior secured notes due 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely upon review of Forms 3, 4, and 5 (and amendments thereto) furnished to us during or in respect of Fiscal 2014 and written representations from certain reporting persons, we believe that, except as follows, all Section 16(a) filing requirements applicable to our directors, executive officers, and 10% stockholders were satisfied in a timely manner during Fiscal 2014. In Fiscal 2014, one late report on Form 4 relating to changes in ownership were filed with respect to each of Mr. Lumley, Mr. Genito, Mr. Polistina, and Mr. Fagre. These reports were filed to correct earlier Form 4 reports for vesting of performance-based equity awards, where the withholding of shares by the Company to satisfy tax withholding obligations had not been properly reflected (i.e., gross shares instead of net shares were reported).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of September 30, 2014.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	723,849	(1)	N/A	968,588	(2)

Equity compensation plans not approved by security holders	—		—	—

Total	723,849			968,588

(1)	Includes 313,739 shares issuable pursuant to outstanding performance-based RSU awards under the 2014 EIP, 242,845 shares issuable pursuant to outstanding performance-based RSU awards under the 2013 EIP, and 167,265 shares issuable pursuant to outstanding performance-based RSU awards under the Spectrum 750 Plan. Because all of these shares are issuable under performance share awards, the awards are not taken into account for purposes of determining the weighted-average exercise price of outstanding options, warrants, and rights, and thus column (b) is not applicable with respect to these awards.
(2)	Includes 968,588 shares issuable pursuant to the 2011 Plan in the form of stock options, stock appreciation rights, restricted stock awards, RSUs, performance stock awards, or any combination of the foregoing.

COMPARISON OF TOTAL STOCKHOLDER RETURN

The following graph compares the cumulative total stockholder return on our Common Stock to the cumulative total return of (i) the Russell 2000 Financial Index, and (ii) our peer group selected in good faith, which is composed of the following companies: Central Garden & Pet Company, Church & Dwight Co., Inc., The Clorox Company, Energizer Holdings, Inc., Exide Technologies, Fortune Brands Home & Security, Inc., Hanesbrands Inc., Hasbro, Inc., Jarden Corporation, Mattel, Inc., Newell Rubbermaid Inc., Nu Skin Enterprises, Inc., The Scotts Miracle-Gro Company, Stanley Black & Decker, Inc., and Tupperware Brands Corporation. There has been no change in our peer group between Fiscal 2013 and Fiscal 2014.

The comparison below assumes that $100 was invested in (i) the common stock of SBI (the “SBI Common Stock”) from September 30, 2009 until June 16, 2010, and (ii) following the completion of the Merger, our Common Stock from June 16, 2010 until September 30, 2014. The comparison is based upon the closing price of the SBI Common Stock or our Common Stock, as applicable, and assumes the reinvestment of all dividends, if any. The returns of each of the companies in our peer group are weighted according to the respective company’s stock market capitalization at the beginning of each period for which a return is indicated.

In accordance with the rules of the SEC, this section, captioned “Comparison of Total Stockholder Return,” shall not be incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933. The Comparison of Cumulative Total Return graph above, including any accompanying tables and footnotes, is not deemed to be soliciting material or deemed to be filed under the Exchange Act or the Securities Act.

AUDIT COMMITTEE REPORT

Our Audit Committee consists of Kenneth C. Ambrecht, Eugene I. Davis, and Hugh R. Rovit. The Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board of Directors, which can be viewed on our website, www.spectrumbrands.com, under “Investor Relations – Corporate Governance.”

The Audit Committee Charter adopted by the Board of Directors incorporates requirements mandated by the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. All members of the Audit Committee are independent as defined by SEC rules and NYSE listing standards. At least one member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules.

Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and auditing the Company’s internal control over financial reporting and issuing their reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed with management and KPMG LLP the audited financial statements for the fiscal year ended September 30, 2014, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and KPMG LLP’s audit of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees). In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG LLP their firm’s independence. The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to Spectrum and its affiliates is compatible with KPMG LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2014 be included in our Annual Report on Form 10-K filed with the SEC for that year. The Audit Committee also recommended to the Board of Directors that KPMG LLP be appointed as our independent registered public accounting firm for Fiscal 2015.

The foregoing report is furnished by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

Eugene I. Davis, Chairman

Kenneth C. Ambrecht

Hugh R. Rovit

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Review, Approval or Ratification of Transactions with Related Persons

The Company’s policies and procedures for review and approval of related-person transactions appear in the Code of Ethics for the Principal Executive Officer and Senior Financial Officers and the Spectrum Brands Code of Business Conduct and Ethics, each of which is posted on the Company’s website at www.spectrumbrands.com under “Investor Relations – Corporate Governance.”

All of the Company’s executive officers, directors, and employees are required to disclose to the Company’s General Counsel all transactions which involve any actual, potential, or suspected activity or personal interest that creates or appears to create a conflict between the interests of the Company and the interests of their executive officers, directors, or employees. In cases involving executive officers, directors, or senior-level management, the Company’s General Counsel will investigate the proposed transaction for potential conflicts of interest and then refer the matter to the Company’s Audit Committee to make a full review and determination. In cases involving other employees, the Company’s General Counsel, in conjunction with the employee’s regional supervisor and the Company’s Director of Internal Audit, will review the proposed transaction. If they determine that no conflict of interest will result from engaging in the proposed transaction, then they will refer the matter to the Company’s Chief Executive Officer for final approval.

The Company’s Audit Committee is required to consider all questions of possible conflicts of interest involving executive officers, directors, and senior-level management and to review and approve certain transactions, including all (i) transactions in which a director, executive officer, or an immediate family member of a director or executive officer has an interest, (ii) proposed business relationships between the Company and a director, executive officer, or other member of senior management, (iii) investments by an executive officer in a company that competes with the Company or an interest in a company that does business with the Company, and (iv) situations where a director or executive officer proposes to be a customer of the Company, be employed by, serve as a director of, or otherwise represent a customer of the Company.

The Company’s legal department and financial accounting department monitor transactions for an evaluation and determination of potential related person transactions that would need to be disclosed in the Company’s periodic reports or proxy materials under generally accepted accounting principles and applicable SEC rules and regulations.

Transactions with Related Persons

Merger Agreement and Registration Rights Agreement

On June 16, 2010 (the “Closing Date”), the Company completed the merger with Russell Hobbs, Inc. (“Russell Hobbs”) (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of February 9, 2010, as amended on March 1, 2010, March 26, 2010, and April 30, 2010, by and among the Company, Russell Hobbs, SBI, Battery Merger Corp., and Grill Merger Corp. (the “Merger Agreement”). In connection with the Merger, Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (together the “Harbinger Parties”) and the Company entered into a stockholder agreement, dated February 9, 2010 (the “Stockholder Agreement”), which provides for certain protective provisions in favor of minority stockholders and provides certain rights and imposes certain obligations on the Harbinger Parties, including:

•	for so long as the Harbinger Parties and their affiliates beneficially own 40% or more of the outstanding voting securities of the Company, the Harbinger Parties and the Company will cooperate to ensure, to the greatest extent possible, the continuation of the structure of the Company’s board of directors as described in the Stockholder Agreement;

•	the Harbinger Parties will not effect any transfer of equity securities of the Company to any person that would result in such person and its affiliates owning 40% or more of the outstanding voting securities of the Company, unless specified conditions are met; and

•	the Harbinger Parties will be granted certain access and informational rights with respect to the Company and its subsidiaries.

Pursuant to a joinder to the Stockholder Agreement entered into by the Harbinger Parties and HRG, upon consummation of the previously disclosed share exchange between the Harbinger Parties and HRG on January 7, 2011 (such transaction, the “Share Exchange”), HRG became a party to the Stockholder Agreement, and is subject to all of the covenants, terms and conditions of the Stockholder Agreement to the same extent as the Harbinger Parties were bound thereunder prior to giving effect to the Share Exchange.

Certain provisions of the Stockholder Agreement terminate on the date on which the Harbinger Parties or HRG no longer constitutes a Significant Stockholder (as defined in the Stockholder Agreement). The Stockholder Agreement terminates when any person (including the Harbinger Parties or HRG) acquires 90% or more of the outstanding voting securities of the Company.

Also in connection with the Merger, the Harbinger Parties and the Company entered into a registration rights agreement, dated as of February 9, 2010 (the “SB Holdings Registration Rights Agreement”), pursuant to which the Harbinger Parties have, among other things and subject to the terms and conditions set forth therein, certain demand and so-called “piggy back” registration rights with respect to their shares of Company’s common stock. On September 10, 2010, the Harbinger Parties and HRG entered into a joinder to the SB Holdings Registration Rights Agreement, pursuant to which, effective upon the consummation of the Share Exchange, HRG became a party to the SB Holdings Registration Rights Agreement, entitled to the rights and subject to the obligations of a holder thereunder.

Arrangement with HRG Relating to Executives’ Tax Withholding Obligations

After the end of Fiscal 2014, HRG entered into purchase agreements with various executive officers of the Company pursuant to which, upon the vesting of an executive’s stock awards granted by the Company, HRG would agree to purchase from the executive, in a private sale, that certain number of shares of the Company’s common stock corresponding to the executive’s tax withholding obligation resulting from the vesting of the award. In each case, the executive used the proceeds of the sales to satisfy the tax withholding obligations. As of the date of this proxy statement, HRG has made the following purchases from the Company’s executives under this arrangement: (i) 1,945 shares from Mr. Rouve on December 8, 2014 at a price per share of $94.81 (for an aggregate purchase price of $184,405); (ii) 6,615 shares from Mr. Lumley on December 8, 2014 at a price per share of $94.81 (for an aggregate purchase price of $627,168); (iii) 2,922 shares from Mr. Genito on December 8, 2014 at a price per share of $94.81 (for an aggregate purchase price of $277,035); (iv) 967 shares from Mr. Fagre on December 8, 2014 at a price per share of $94.81 (for an aggregate purchase price of $91,681); (v) 518 shares from Mr. Fagre on December 2, 2014 at a price per share of $91.72 (for an aggregate purchase price of $47,511); (vi) 1,092 shares from Mr. Rouve on December 2, 2014 at a price per share of $91.72 (for an aggregate purchase price of $100,158); (vii) 5,446 shares from Mr. Genito on December 2, 2014 at a price per share of $91.72 (for an aggregate purchase price of $499,507); (viii) 16,437 shares from Mr. Lumley on December 2, 2014 at a price per share of $91.72 (for an aggregate purchase price of $1,507,602); (ix) 4,050 shares from Mr. Fagre on December 2, 2014 at a price per share of $91.72 (for an aggregate purchase price of $371,466); (x) 8,785 shares from Mr. Genito on December 2, 2014 at a price per share of $91.72 (for an aggregate purchase price of $805,760); (xi) 19,326 shares from Mr. Lumley on December 2, 2014 at a price per share of $91.72 (for an aggregate purchase price of $1,772,581); (xii) 2,522 shares from Mr. Fagre on November 25, 2014 at a price per share of $89.75 (for an aggregate purchase price of $226,350); (xiii) 4,722 shares from Mr. Rouve on November 25, 2014 at a price per share of $89.75 (for an aggregate purchase price of $423,800); (xiv) 11,823 shares from Mr. Genito on November 25, 2014 at a price per share of $89.75 (for an aggregate purchase price of $1,061,114); and (xv) 25,237 shares from Mr. Lumley on November 25, 2014 at a price per share of $89.75 (for an aggregate purchase price of $2,265,021).

Director Independence

Our Board of Directors has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company): Norman S. Matthews, Eugene I. Davis, Kenneth C. Ambrecht, and Hugh R. Rovit. Our Board of Directors has adopted the definition of “independent director” set forth under Section 303A.02 of the NYSE Listed Company Manual to assist it in making determinations of independence. The Board of Directors has determined that the directors referred to above currently meet these standards and qualify as independent. The Board of Directors has made no determination with respect to the remaining directors.

PROPOSAL 1:

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect David M. Maura, Terry L. Polistina, and Hugh R. Rovit as Class II directors to hold office until our 2018 annual meeting of stockholders. The directors will serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. If you submit your proxy via the Internet, by telephone, or by mail, your shares will be voted for the election of the three nominees recommended by the Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote. The named proxies will vote all shares represented by proxy for the nominees for these vacancies, except to the extent authority to do so is withheld. Stockholders may withhold authority from the named proxies to vote for the nominees by marking the box under the “WITHHOLD” column adjacent to the name of the director via the Internet or on the attached proxy card, or by indicating by telephone that authority is withheld. Withholding authority to vote for the nominee will result in the nominee receiving fewer votes. If any nominee for any reason is or becomes unable or unwilling to serve, all shares represented by proxy will be voted at the Annual Meeting by the named proxies for the person, if any, as shall be designated by the Board of Directors to replace the nominee. Please see “Proxies and Voting Procedures” for information on how your shares will be voted in the absence of your instructions if you hold shares through a bank, broker, or other nominee. Each nominee has agreed to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director.

Directors

The following incumbent directors are being nominated for election to the Board of Directors as Class II directors: David M. Maura, Terry L. Polistina, and Hugh R. Rovit. Please see “Nominees for Re-Election to the Board of Directors” for information concerning each of the nominees for election as Class II directors.

Vote Required

To be elected as a Class II director at the Annual Meeting, each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. A plurality vote means that the director nominee with the most affirmative votes in favor of his election to a particular directorship will be elected to that directorship.

The Board of Directors recommends that you vote FOR the election of each of David M. Maura, Terry L. Polistina, and Hugh R. Rovit as Class II directors of the Company.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015

General

Upon recommendation of the Audit Committee, our Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for Fiscal 2015. The stockholders are asked to ratify this action of the Board of Directors. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2015 is not required by our By-Laws, or otherwise, but is being pursued as a matter of good corporate practice. If stockholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2015, our Board of Directors will reconsider the selection of our independent registered public accounting firm for Fiscal 2015. Even if the appointment is ratified, our Board of Directors, upon the recommendation of our Audit Committee, may select a different independent registered public accounting firm at any time during Fiscal 2015 if it determines such a change would be in our best interests and the best interests of our stockholders. KPMG LLP has audited our, or our predecessor SBI’s, financial statements since September 12, 1996.

It is anticipated that one or more representatives of KPMG LLP will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from stockholders who are present.

Independent Auditor Fees

The following table summarizes the fees KPMG LLP, our independent auditor, billed to us for each of the last two fiscal years (in millions):

	Audit Fees $	Audit-Related Fees $	Tax Fees $	All Other Fees $	Total $
2014	4.8	0.2	0.6	—	5.6
2013	4.8	0.3	0.4	—	5.5

In the above table, in accordance with the SEC’s definitions and rules, “Audit Fees” are fees we paid KPMG LLP for professional services for the audit of our consolidated financial statements included in our Form 10-K and the review of our financial statements included in Form 10-Qs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, such as issuance of comfort letters and statutory audits required for certain of our foreign subsidiaries. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax Fees” are fees for tax compliance, tax advice, and tax planning. Such fees were attributable to services for tax-compliance assistance and tax advice. “All Other Fees” are fees, if any, for any services not included in the first three categories, including due diligence activities relating to mergers and acquisitions.

Pre-Approval of Independent Auditor Services and Fees

The Audit Committee pre-approved the Fiscal 2014 audit services engagement performed by KPMG LLP. In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee has pre-approved other specified audit, non-audit, tax, and other services, provided that the fees incurred by KPMG LLP in connection with any individual non-due diligence engagement do not exceed $200,000 in any 12-month period. The Audit Committee must approve on an engagement by engagement basis any individual non-due diligence engagement in excess of $200,000 in any 12-month period or any individual engagement to perform due diligence services pertaining to potential business acquisitions/dispositions and other transactions and events in excess of $1,000,000 in any 12-month period. The Audit Committee has delegated to its Chairman the authority to pre-approve any other specific audit or specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decision of the Chairman to pre-approve other audit or non-audit services shall be presented to the Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2015.

The Board of Directors recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2015.

OTHER MATTERS

The Board of Directors knows of no items of business to be brought before the Annual Meeting other than as described above. If any other items of business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with respect to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card and the Internet and telephone proxy submission procedures.

COMMUNICATIONS WITH THE BOARD

The Board of Directors welcomes communications from stockholders. Generally, stockholders who have questions or concerns should contact our Vice President, Investor Relations at (608) 275-3340, or via e-mail at investorrelations@spectrumbrands.com. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors, the non-management directors as a group, any committee of the Board of Directors, or any chairperson of any such committee by mail or e-mail. To communicate with the Board of Directors, any individual director, the non-management group, or any committee of directors by mail, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title and sent to Spectrum Brands Holdings, Inc., Attention: General Counsel, 3001 Deming Way, Middleton, WI 53562. To communicate with any of our directors electronically, stockholders should send an e-mail addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title to investorrelations@spectrumbrands.com.

All communications received as set forth in the preceding paragraph will be opened by the General Counsel for the sole purpose of determining whether the contents represent a message to our directors. The General Counsel will forward copies of all correspondence that, in the opinion of the General Counsel, deal with the functions of the Board of Directors or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board of Directors.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Under the rules and regulations of the SEC, stockholder proposals intended to be presented in our proxy statement for the annual meeting of stockholders to be held in 2016 must be received at our principal executive offices at 3001 Deming Way, Middleton, WI 53562, no later than August 25, 2015 in order to be considered for inclusion in our proxy statement for such meeting. Upon receipt of any proposal, the Company will determine whether or not to include the proposal in the proxy statement in accordance with applicable regulations governing the solicitation of proxies. In order to be considered for inclusion in our proxy statement, the proposal must comply in all respects with the rules and regulations of the SEC and our By-Laws.

Under our By-Laws, proposals of stockholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the annual meeting of stockholders to be held in 2016 may be made only by a stockholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than September 29, 2015 and not later than October 29, 2015. The notice provided by a stockholder must contain certain information as specified in our By-Laws. Notice of any proposal received after October 29, 2015 will not be considered “timely” under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal. For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives.

ANNUAL REPORT AND FORM 10-K

A copy of our Annual Report on Form 10-K filed with the SEC is available upon request by writing to the Vice President, Investor Relations, Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, Wisconsin 53562 or via e-mail at investorrelations@spectrumbrands.com.

Our Annual Report for the fiscal year ended September 30, 2014, including the financial statements for Fiscal 2014, is being mailed to stockholders with this proxy statement. An additional copy of the Annual Report may be obtained by writing to the Vice President, Investor Relations at the above mailing address or electronic mail address.

By Order of the Board of Directors,

Nathan E. Fagre

Senior Vice President, General Counsel and Secretary

December 23, 2014

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Central Time, on January 26, 2015.

Vote by Internet • Log on to the Internet and go to http://proxy.georgeson.com/ • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote “FOR” the listed nominees and “FOR” Proposal 2.

1.	Election of Class II Directors for a Three-Year Term:
		For	Withhold				For	Withhold		For	Withhold
	01. David M. Maura	☐	☐	02. Terry L. Polistina			☐	☐	03. Hugh R. Rovit	☐	☐

				For	Against	Abstain
2.	To ratify the appointment by the Board of Directors of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2015.			☐	☐	☐

 B  Non-Voting Items

Change of Address — Please print new address below.

 C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each joint holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by a duly authorized person. If signed by a limited liability company, please sign in limited liability company name by a duly authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice Regarding the Availability of Proxy Materials

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement. The Notice of Annual Meeting of Stockholders and Proxy Statement, 2014 Annual Report on Form 10-K of Spectrum Brands Holdings, Inc., and form of proxy for the Annual Meeting are also available, without charge, at www.spectrumbrands.com, or from the SEC’s website at www.sec.gov. You also may request a copy of these materials, without charge, by sending an email to investorrelations@spectrumbrands.com. Please make your request no later than January 19, 2015 to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an email or electronic copy of the materials. For meeting directions please call (608) 275-3340.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — SPECTRUM BRANDS HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

January 27, 2015

This Proxy is solicited by the Board of Directors for use at the Spectrum Brands Holdings, Inc. Annual Meeting of Stockholders on January 27, 2015 or any postponement(s) or adjournment(s) thereof.

The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated December 23, 2014, receipt of which is hereby acknowledged, does hereby appoint and constitute DAVID R. LUMLEY, DOUGLAS L. MARTIN and NATHAN E. FAGRE, and each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Stockholders of Spectrum Brands Holdings, Inc. (the “Company”) to be held at the offices of the Company’s United Kingdom headquarters, Regent Mill, Fir Street, Failsworth, Manchester M35 0HS, England, on Tuesday, January 27, 2015, beginning at 11:30 am, Greenwich Mean Time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $0.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. They are also given authority to transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this Proxy will be voted as the Board of Directors recommends.

(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE